UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

PROTEONOMIX, INC.

(Exact name of registrant as specified in its charter)

Delaware                                                                        13-3842844

(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)

187 Mill Lane  Mountainside, New Jersey 07052

(Address of principal executive offices)

Registrant's telephone number, including area code:   973-544-6116

Securities to be registered pursuant to Section 12(b) of the Act:

                      Title of each class                                             Name of each exchange on which

                 to be so registered                                              each class is to be registered

          _________________________________                _________________________________

          _________________________________                _________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer    [  ]                                            Accelerated filer                      [  ]

Non-accelerated filer      [  ]                                            Smaller reporting company     [x]

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Business.

Overview

Our mission is to achieve a leadership position in life enhancement regenerative stem cell therapies, services, and products through a combination of first to market technologies, and innovative clinical trial strategies.

Regenerative therapy involves the introduction of healthy new stem cells to repair and replace damaged or lost cells. We are primarily focused on developing therapies and products based upon the use of human stem cells and their derivatives with an initial focus on diabetes and cardiac diseases. Many of the currently incurable diseases associated with aging are caused by the degeneration of specific cell types in the body. These diseases include but are not limited to cancer, heart disease, diabetes, and autoimmune conditions. Stem cell therapy, often referred to as “Regenerative Medicine” or “Cellular Medicine,” provides much promise for the treatment of diseases previously regarded as incurable.

Through our operating subsidiary, National Stem Cell, Inc. (“National Stem Cell”), we have developed a catalog of intellectual properties and patent applications. These technologies are designed to work together in a synergistic fashion. Our initial focus in stem cell therapeutics is to achieve a leadership position in:

a.

the development of identification biomarkers, cell derivatives and cellular proteins.

b.

the development of stem cell therapies for disease and injury; and

c.

the performance of reproductive cell/tissue laboratory services.

In addition to our work with stem cell therapeutics, we intend to develop a myriad of derivative commercial products using stem cells. Our wholly-owned subsidiary, Proteoderm, Inc. (“Proteoderm”) has designed and intends to produce and market, anti-aging cosmeceuticals and cosmetics derived from stem cell products which contain a patent pending secreted matrix as an active ingredient.

To date, we have developed:

1.

Cell therapies for pancreatic islet cells.

Through research by Michael Cohen, our President, initially at The Johns Hopkins University and presently at University of Miami, we have identified stem cells in the human pancreas and have applied for patents for cell surface markers for these pancreatic stem cells as well as methods for their isolation. These technologies have been licensed to us in perpetuity. We are applying our techniques in order to develop protocols for the conversion of these cells into islet cells (the cells which produce insulin in the pancreas). Based on the results of our research, we anticipate that the cells that we are able to isolate will substantially reduce, if not eliminate, rejection when transplanted into the liver of a diabetic patient. This result is achieved because the cells are being transplanted to the same person from whom they were derived (known as an “autologous” transplant) rather than from a non-related donor.

We intend to use the same procedure already approved by the United States Food and Drug Administration (“FDA”) which applies to the transplantation of cells from other donors (known as “allogeneic” cells) to transplant our autologous cells into the donor. We intend to expand our autologous cells (increase the numbers of identical cells) and then convert them to beta cells outside the body (referred to as ex vivo).

We then intend to inject our cells using the current FDA approved transplant procedure into diabetics’ livers. We finally intend to demonstrate that these expanded, converted, autologous cells will engraft (attach) in the diabetic liver and we anticipate that these cells will produce insulin. In the currently used procedure involving allogeneic cells, the transplanted cells initially produce insulin, but are eventually rejected by the body. We anticipate that our cells will not be rejectedwhch is the case with allogeneic cells as our cells will be injected and attach to the liver of the donor of the cells.

We will require additional funding to submit these islet cells and our protocols for research to create beta cells in conjunction with the University of Miami during 2009.

No guarantee can be given that we will achieve these objectives on a timely basis or at all.

2.

Stem cell derived cosmeceutical and cosmetic products.

We have developed cosmeceutical products based on patent applications of our stem cell derived proteins Matrix NC138™ technology which we have assigned to our subsidiary, Proteoderm. “Cosmeceutical” is a word blended from “cosmetic” and “pharmaceutical” and is defined as a cosmetic with active pharmaceutical ingredients. Proteoderm introduced our cosmeceutical at the Anti-Aging Conference sponsored by the American Academy of Anti-Aging Medicine held in National Harbor, Maryland in August, 2008.

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Proteoderm has developed an anti-aging kit consisting of a day cream, night cream, cleanser, exfoliant and under eye serum under the brand name “Matrix NC-138.” Proteoderm has recently executed, with two China-based companies, an agreement for the licensing, sale, and distribution of its cosmeceutical kit in China, Hong Kong and Taiwan.

Proteoderm designs, produces and synthesizes proteins, and polypeptides secreted by stem cells and incorporates them into uniquely formulated personal care products. Its business concept is to develop and commercialize products based upon sophisticated, high performance biomaterials exclusively for use in the cosmetics and personal care markets. Our marketing and promotional efforts will feature the anti-aging and anti-wrinkle properties of our products formulated with the Matrix NC138. We believe that cosmeceuticals containing our Secreted Matrix can be topically applied to consumers’ skin and can be taken up into the outer skin layers to enhance the natural formation of collagen.

Further, our protein molecules form a complex structure that enhances skin firmness and elasticity and delivers essential complexes that assist in the support of cells found in human tissues. We have found that the Matrix NC138, when combined with our carrier agents and applied to the skin surface, penetrates the outer epidermal layer. Once within the extracellular matrix environment of the skin, the components enhance the production of type 4 collagen in the skin, helping to reduce the appearance of superficial wrinkles.

We and our subsidiary, Proteoderm, have entered into an agreement with Smeena Khan, M.D, a dermatologist based in Virginia, to conduct a multi-center clinical study of the effects of the Proteoderm skin care line on aging and wrinkled skin. The twelve-week study is intended to be conducted at three or more medical sites testing approximately fifty patients per site.

As far as we are aware, no other materials similar to our Matrix NC138 are currently available in personal care products

3.

Umbilical cord blood expansion.

We are currently gathering data for our Phase I trial for umbilical cord blood expansion (which is the replication of umbilical cord blood cells through generations without degradation of the cells). The data is derived from our patent pending growth medium and matrix to grow human embryonic stem cells (“hES”). This growth medium and matrix also applies to the expansion of umbilical cord blood; and we are no longer expanding hES derived stem cells. Our results show a greater than ten-fold replication without genomic changes. We anticipate that our efforts over the next two years will lead to commercialization of this platform, although we can offer no guarantee of success.

4.

Laboratory services.

We provide laboratory services through the Sperm Bank of New York, Inc. (“SBNY”), our wholly owned, accredited and operating reproductive cell/tissue banking service, including sperm, ova, ovarian tissue and testicular tissue. We anticipate that our laboratory services will provide advanced technologies and procedures for the collection, laboratory testing, bio-genetic typing, processing and cryogenic storage of stem cells from both umbilical cord and peripheral blood. Umbilical cord blood stem cells and reproductive cells are processed and banked for both allogeneic and autologous therapeutic transplantation for a variety of medical disorders, including leukemia and lymphoma.

5.

Cryopreservation

We have developed a patent-pending container device for cryopreservation of stem cells (the process where cells are preserved by cooling to low sub-zero temperatures) that we believe will provide significant improvements in viable cell recovery and contaminant protection, both in freezing and thawing stem cells, than is found with cryostorage containers currently in use.

The Market

Stem Cells and Regenerative Medicine

The decline of cellular funtions causes people to experience illnesses and frailties such as heart attack (loss of heart muscle function), arthritis (loss of joint lining cells) and stroke (loss of nerve cell function). The human body has a remarkable ability to heal and even regenerate itself through the mobilization of stem cells from bone marrow and other organs of the body. However, this potential for regeneration is limited and often declines as we age.

Regenerative Medicine is a young and rapidly growing area that we believe will develop into a new and primary therapeutic paradigm for disease and trauma. In the next few years, we anticipate that treatments based on stem cells, primarily from bone marrow, umbilical cord and peripheral blood, will be used for as many patients to treat as many different ailments – such as coronary heart disease, diabetes, central nervous system disease and arthritis – as are drug therapies and surgery used currently for such disorders. The reason for the surge of interest in cell therapy is that cells used for therapy often are more effective than chemical therapeutics. For example, a diabetic can roughly control his or her blood sugar with insulin through the periodic injection of insulin or an insulin pump. However, if a diabetic’s body accepts a graft of pancreatic islet cells, the cells will react instantly to changes in blood sugar concentration and secrete just enough insulin to keep it within bounds. It is possible that stem cell therapies will eventually replace much of the current class of first line treatments and interventions for many disorders and could even provide therapeutic benefit for diseases that are currently intractable or even incurable. We anticipate that the demand for clinical use of stem cells will increase dramatically as new therapies are developed.

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The search for regenerative stem cells has focused upon a number of potential sources, specifically:

embryos

umbilical cord blood

placenta

bone marrow

peripheral blood and

subcutaneous fat

Solutions and Therapeutics

We are biotech company that has directed its research and development toward commercial products and applications. Our multi-faceted research and development program has demonstrated results with over a dozen patent applications pending and multiple therapeutic treatments and products.

We believe that our pancreatic and bone marrow derived non-embryonic stem cell therapy candidates for diabetes and cardiac injury have key advantages compared to competitors’ therapies.

For example, our non-embryonic stem cell therapies for Type 1 and 2 diabetes and cardiac injury are being developed for clinical transplant administration using FDA approved protocols already in use for therapeutic transplantation of bone marrow and cadaveric islet transplant (extraction of beta cells from the pancreas of a deceased donor.). Thus, they will require, in our management’s opinion, shorter time periods to get to the human clinical trial stage and to complete these trials. Most competitors are developing cellular therapies for these two disorders by modifying the cells or their preprogrammed developmental pathways through re-engineering and the introduction of external biochemical factors, not naturally present. The clinical administration of our competitors’ products cannot rely on established FDA approved stem cell transplant protocols and, for their clinical trials, will require specially designed transplant protocols which will be time consuming.

Thus, we believe that our non-embryonic stem cell therapy candidates for diabetes and cardiac injury have key advantages compared to competitors with respect to:

(i)

reduced risk or uncertainty due to obstacles to successful product development;

(ii)

reduced time until return on investment; and

(iii)

capital preservation and value creation as our intellectual property portfolio continues to grow.

Cell and tissue laboratory operations

At present, our cell and tissue banking operations consist of a wholly owned, fully accredited reproductive cell storage facility encompassing sperm, and ova, laboratory and a cryo-banking service operation. SBNY is located in New York City and has operated as our wholly-owned subsidiary since January, 2005 for reproductive cell and tissue banking. SBNY collects its samples using facilities and personnel of BioGenetics Corporation, the Sperm and Embryo Bank of New Jersey and Saint Luke’s Hospital in New York City. SBNY provides, worldwide, through physician referrals or directly to individuals, cryopreservation of sperm and ova for men and women who desire to store their own reproductive cells and tissue to achieve pregnancy through assisted reproduction in the future. SBNY is licensed by the New York State Department of Health as a reproductive cell and tissue bank and adheres to medical standards and ethics set forth by the American Society for Reproductive Medicine, the American Association of Tissue Banks (AATB), and related scientific associations and regulatory agencies.

Competition

Each of our products and areas of development is subject to intense competition from other entities that may have substantially greater resources than we do. Stem cell therapies for diabetes and cardiac injury are being developed by a number of companies. Our stem cell therapeutic development program is, to the best of our knowledge, distinguishable from those of the competitors on the basis of several factors. Competitors’ stem cell therapy candidates rely on re-engineering or modifying cell characteristics that will require multiple validation and safety studies before advancing to clinical trials with patients. Our approach is to develop from bone marrow, cord blood derived stem cells and organ specific stem cells candidate therapies that comply with FDA protocols already in effect for therapeutic transplantation with such stem cells. As a result, we can bypass the laborious and time-consuming studies for safety and efficacy that the FDA requires of our competitors before advancing to human clinical trials and eventually to market.

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One of our competitors, Novocell Inc., has developed a beta cell (insulin producing cell) from an embryonic stem cell. Although this technology is preclinical it is based on an allogenaic model that will require immune suppression for life. In contrast, our identification of a stem cell in the human pancreas may lead to an autologous therapy for both Type 1 and Type 2 diabetes. Other major competitors include Regentech Inc. Regentech is developing an expansion technology based on a physical device (known as a reactor) to promote cell expansion. Similar technology has also been developed by Pluristem Inc. Both reactors allow for expansion of cord blood stem cell but are limited in the number of generations produced (5 generations with diversification).

Our expansion technology is based on our unique growth medium and not a reactor. We believe that we can achieve a ten-fold replication of the viable cells in cord blood without genetic changes.

We are unaware of any direct competition to our cosmeceutical products. However, a substantial number of companies are offering anti-aging cosmetics. Many physicians offer Botox and laser therapies. None of them offers a protein such as our patent pending protein which occurs in women during childbirth.

Our Current and Future Products

Human Embryonic Stem Cell (hES) Growth Platform (stem cell growth media and matrix). This technology was co-developed by Michael Cohen and The Johns Hopkins University and has been assigned to our subsidiary, National Stem Cell, Inc.

Product

    Patent Application #

1. Platform CB-500

         60-839,124

2. Platform ES-400

         60-830,668

3. E.S.E.F-99 Device

         60-847,645

These growth platforms are unique because they are free of animal or human blood components (“serum free”) and xeno free of animal product (“xeno free”). Instead, the platforms are based on components that are FDA approved for transplant for human beings. Thus, the growth platforms differentiate themselves from other platforms on the market of which our management is aware in that all other platforms contain either serum or xeno products or both. Our platform ES-400 is both an enriched fluid which constitutes a complete medium and a scaffolding, consisting of human collagen-based matrix for the growth of stem cells, whose components are FDA approved for human transplant. Combined with our patent pending device and enzyme separation medium used to separate stem cells while they are growing which we have named ESEF 99, ES 400 grown cells show less than 1% destructive tumor formation in progressive generations. By contrast, current competitors’ stem cell lines demonstrate an 80% probability of destructive tumor formation in successive generations.

Platform CB-500 is a complete medium and scaffolding whose components are based on umbilical cord blood. CB-500 enhances the rate of growth of a stem cell colony three-fold. This product is important for the future of stem cell therapy as it provides for the accelerated growth of cells without differentiation for the purposes of therapies developed by us or other companies. Further, because our platforms do not utilize any animal products, the possibility of contamination associated with the transmission of diseases from animals to humans is removed.

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Products related to cord blood storage. This technology was developed by Michael Cohen.

Product

Patent Application #

4. FlexPak-5

       11-038,119

FlexPak-5 is our unique cord blood banking cryopreservation bag that provides the ability to bank cord blood in aliquot (an exact division of the cord blood into units for future expansion).

Products related to cosmetics products.  This technology was co-developed by Michael Cohen and Jacob Cohen and all rights thereto were assigned to them; and they then assigned the rights to Proteoderm.

Product

 Patent Application #

5. E.G. Cosmeceutical

      60-875,553

6. C.B. Cosmeceutical

      60-875,558

Our cosmetic products utilizing the Secreted MatrixTM and Matrix NC 138TM were developed by our subsidiary, Proteoderm, and San Mar Laboratories, Inc. based on cosmeceutical technologies which describe the Matrix NC 138TM (a material secreted by stem cells) for which Michael and Jacob Cohen applied for patents and have assigned them to us. San-Mar has been contracted to produce Proteoderm cosmeceutical products based on its Matrix NC 138TM  technology.

The University of Miami has begun producing the Matrix NC 138TM and has the capability of producing the Matrix NC 138TM in large volumes and at a reasonable price.

The patent applications for the technologies, originally developed by Michael Cohen and Jacob Cohen (brothers) were assigned to us in July, 2009, for consideration of 50,000 Shares of Series C Preferred Stock, issued jointly to Messrs. Cohen. We in turn, assigned all of the rights to the technologies to Proteoderm. As additional consideration, Messrs. Cohen received the right to receive 20% of the outstanding shares of the common stock of Proteoderm, in the event it should become a public company. They assigned this right to the JSM Family Trust.

In January, 2009, we entered into an agreement with two China-based companies, one of which controls several pharmaceutical and cosmetic distribution companies in China and one which distributes pharmaceuticals and cosmetics in China. Under the terms of that agreement, we will provide the ingredients of our cosmeceutical kit containing a day cream, night cream, under eye serum, exfoliant and cleanser with the Matrix NC 138 TM , in bulk, and the licensee will market and sell the products in China, Hong Kong and Taiwan. We can give no assurance that we will make substantial sales pursuant to this agreement. We have already received its first order for ten thousand kits, and expect to make delivery of the kits in 2009. Pursuant to the terms of the purchase order, we must demonstrate our financial ability to manufacture fifty thousand kits before payment for the first order will be made.

Product related to Expansion Technology

We are currently gathering data for our Phase I trial for cord blood expansion.

Our current result is a tenfold replication without any genomic changes. We anticipate that we will have enough data for the FDA Phase I trial, although no guarantees can be given. This technology is extremely important to cord blood banking. The ability to expand cord blood will allow us to increase our underlying inventory while maintaining a sample of the original material indefinitely. Thus we believe we can provide units to multiple recipients from cord blood from one donor.

In addition, the expansion technology combined with our patent pending aliquot system provide for an increase in supply. Currently other companies use a single cryopreservation format for the storage of cord blood. Once the unit is unfrozen the cord blood must be transplanted. Thus the units of other cord blood banks are single use only and can only be used for one patient once unfrozen.

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Item 2.

 Financial Information.The information set forth and discussed in this Management’s Discussion and Analysis is derived from our financial statements and the related notes. You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes thereto included in this registration statement for the years ended December 31, 2008 and 2007 and the six months ended June 30, 2009 and 2008. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements, including those set forth in this Registration Statement on Form 10.

Overview

Proteonomix, Inc. is a Delaware corporation incorporated on June 26, 1995 as Azurel, Ltd. (“we” or the “Company”}. In September 2006, Azurel, Ltd. changed its name to National Stem Cell Holding, Inc. and then in August 2008 our name was changed to Proteonomix, Inc.

On July 8, 2008, we formed Proteoderm, Inc. as a wholly-owned subsidiary. Through this subsidiary, we produce and synthesize protein polypeptides secreted by stem cells and incorporate them into uniquely formulated personal care products. Proteoderm, Inc. had no revenues in 2008.

We own and operate three subsidiaries, The Sperm Bank of New York, Inc., Proteoderm, Inc. and National Stem Cell, Inc. In March, 2008, we emerged from the development stage.

We are biotech company that has directed its research and development toward commercial products and applications. We are developing pre clinical-stage therapeutic agents and treatments for diabetes, heart, lung, and kidney diseases as well as for stem cell bone marrow and organ transplants. Our discoveries involve non embryonic stem cell treatments.

We have derived all of our revenues from our subsidiary The Sperm Bank of New York. The Sperm Bank of New York of New York derives its revenue from the sale of donated sperm units to potential parents and from the cryopreservation of sperm units maintained by individuals for future use. We performed research and development that enabled us to gain and retain ownership of the intellectual property, which led to the creation of our current products. Due to the relatively small budget and uncertain revenue margins associated with The Sperm Bank of New York, in fiscal 2007 we developed our intellectual property utilizing our management team. We have concentrated on our cosmeceutical treatment based on our licensed technology which we believe will be our lead product to market. In fiscal 2008, we completed our development of the cosmeceutical products and anticipate sales to begin in the last quarter of 2009.

Results of Operations and Financial Condition.

Years Ended December 31, 2008 and 2007

Revenue for the year ended December 31, 2008 was $132,038, an increase of $12,819 from $119,219 for the same period in 2007. This was a result of an increase in the sales of The Sperm Bank of New York.

Direct costs for the year ended December 31, 2008 were $17,511 compared to $15,601 for the same period in 2007, an increase of $1,910. The increase in direct costs in 2008 resulted primarily from sales increase by The Sperm Bank of New York.

Operating expenses, which include indirect labor, professional fees, advertising, consulting and general and administrative for the year ended December 31, 2008 were $4,970,532 compared to $4,924,969 for the year ended December 31, 2007 an increase of $45,563. The increase is the result of the following: a decrease in research and development of $53,933, a decrease in indirect and overhead labor and fringes of $819,575, an increase in professional services, consulting and marketing fees of $1,134,016 and a decrease of $218,959 in other general and administrative expenses and an increase in depreciation and amortization of $4,014. All valuations are based on the market price of our common stock at the date of issuance as contracts with consultants and professionals were based on the issuance of shares of our common stock and not on a specific dollar amount. When considering the above changes in operating expenses, please refer to the heading “Stock Based Compensation” below and Item 4 and Item 6 of this registration statement. As a result, our expenses as set forth in our financial statements will vary as a result of the price of our common stock at the dates of stock issuances for services and not for other economic reasons.

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Six Months Ended June 30, 2009 and 2008

Revenue for the six months ended June 30, 2009 was $55,125, a decrease of $15,994 from $71,119 for the same period in 2008. This was a result of a decrease in direct costs of $107 for the six months ended June 30, 2009 and a decrease in sales. Operating expenses, which include indirect labor, stock based compensation, professional, consulting and marketing fees, other general and administrative expenses and depreciation and amortization were $1,795,886 for the six months ended June 30, 2009 compared to $4,214,808 for the same period in 2008, a decrease of $2,418,922 The decrease is a result of the following: an increase of wages and wage related expenses of $10,569, an increase of stock based compensation of $15,395, a decrease of professional, consulting and marketing fees of $2,181,756, a decrease of other general and administrative expenses of $263,864 and an increase of depreciation of $734. All valuations are based on the market price of our common stock at the date of issuance as contracts with consultants and professionals were based on the issuance of shares of our common stock and not on a specific dollar amount. When considering the above changes in operating expenses, please refer to the heading “Stock Based Compensation” below and Item 4 and Item 6 of this registration statement As a result, our expenses as set forth in our financial statements will vary as a result of the price of our common stock at the dates of stock issuances for services and not for other economic reasons.

Liquidity and Capital Resources

We had cash of approximately $115 at December 31, 2008 and a working capital deficit of $7,514,282. During the year ended December 31, 2008, we used approximately $111,415 in operating activities. The primary areas of funding were the proceeds received from notes payable - related parties of $112,123; an increase in accounts payable and accrued expenses of $663,136. We will need to generate significant additional revenue to support our projected increases in staffing and other operating expenses, which we cannot give any assurance we will be able to accomplish. Our current operating expenditures are approximately $125,000 per month to support our operations, and under our projected growth plan, we expect to triple that amount to approximately $375,000 per month by the end of fiscal 2009. Along with revenues from our existing contracts and sales at the Sperm Bank of New York, we believe that we will need to raise capital to address the reduction in debt required for us to grow, become effective and to allow us to stay in business. We estimate that we will require approximately $2,000,000 in additional capital to sustain our operations at their current level through fiscal 2009 and that we will require as much as $3,000,000 in additional revenues or $3,500,000 in additional funding to achieve our projected growth plan.

Although we believe the additional capital we will require will be provided either through new equity investment, debt and/or increased revenue, we cannot assure you that the equity investment will be made, we can obtain debt at acceptable terms or that we can generate sufficient revenue to maintain projected operating levels. Accordingly, we may need to try to secure additional equity or debt financing which we cannot assure you would be available to us at prices that would be acceptable. Our failure to generate such revenue, reduce expenses or obtain necessary financing could impair our ability to stay in business and raises substantial doubt about our ability to remain as a going concern.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We rely on historical experience and on other assumptions we believe to be reasonable under the circumstances in making our judgments and estimates. Actual results could differ from those estimates. We consider our critical accounting policies to be those that are complex and those that require significant judgments and estimates, including the following: recognition of revenue, capitalization of software development costs and income taxes.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to derivative liabilities, bad debts, income taxes and contingencies.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents. Any amounts of cash in financial institutions over FDIC insured limits, exposes the Company to cash concentration risk.

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.  The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.  For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. Credit is granted to substantially all customers on an unsecured basis. In determining the amount of the allowance, management is required to make certain estimates and assumptions.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; equipment - 5 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable.  The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction.  If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable.  In these cases, the Company defers revenue and recognizes it when it becomes due and payable.  The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer.  If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured.

Revenue from support agreements is recognized on a straight-line basis over the life of the contract, although the fee is due and payable at the time the agreement is signed or upon annual renewal.

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.  Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.

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On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value.  Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations.  The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method.  Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123.  Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R.  The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award.  The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Segment Reporting

The Company follows the provisions of SFAS 131, “Disclosures about Segments of an Enterprise and Related Information.” This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Income Taxes

Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” (“FASB 109”) the liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The provisions of  FASB 109 also require the recognition of future tax benefits such as net operating loss carry-forwards, to the extent that the realization of such benefits is more likely than not. To the extent that it is more likely than not those benefits will not be received, the Company records a valuation allowance against the related deferred tax asset.

Uncertainty in Income Taxes

In July 2006, the FASB issued interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.”  This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.  Management has adopted FIN 48, and evaluates our tax positions on an annual basis.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share ("EPS") include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share on the consolidated statement of operations due to the fact that the Company reported a net loss and to do so would be anti-dilutive for the periods presented.

9

Recent Issued Accounting Standards

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning January 1, 2007. The adoption of SFAS 157 has no material impact on the consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  This statement is expected to expand the use of fair value measurement. FAS 159 is effective for financial statements issued for fiscal years beginning January 1, 2007, and interim periods within those fiscal years.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160).  SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a non-controlling interest, calculation and disclosure of the consolidated net income attributable to the parent and the non-controlling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained non-controlling equity investment.

SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited. The adoption of SFAS 160 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces FASB SFAS 141, Business Combinations. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.

Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only. The adoption of SFAS No. 141R did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin No. 110, “Use of a Simplified Method in Developing Expected Term of Share Options” (“SAB 110”).  SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin No. 107, “Share Based Payment” (“SAB 107”), for estimating the expected term of “plain vanilla” share options regardless of whether the company has sufficient information to make more refined estimates. SAB 110 became effective for the Company on January 1, 2008.  The adoption of SAB 110 did not have a material impact on the Company’s financial position.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS 161 will have an impact on their results of operations or financial position.

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In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 makes the hierarchy of generally accepted accounting principles explicitly and directly applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements. The effective date for SFAS 162 is 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has resided for some time. The adoption of SFAS 162 will not have an impact on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (SFAS 163). SFAS 163 prescribes accounting for insures of financial obligations, bringing consistency to recognizing and recording premiums and to loss recognition. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. Except for some disclosures, SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS 163 will not have an impact on the Company’s results of operations or financial position.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company was required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe FSP 142-3 will materially impact their financial position, results of operations or cash flows.

In May 2008, the FASB issued FSP Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe that the adoption of FSP APB 14-1 will have a material effect on its financial position, results of operations or cash flows.

In June 2008, the Emerging Issues Task Force issued EITF No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”), which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008. The objective of EITF 07-05 is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in FSAB 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (“the Paragraph 11(a) Exception”). EITF 07-05 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument is within the scope of EITF 00-19. The Company is determining what impact, if any, EITF 07-05 will have on its financial position, results of operations and cash flows.

In June 2008, the Emerging Issues Task Force issued EITF 08-04, “Transition Guidance for Conforming Changes to EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 08-04”). EITF 08-04 is effective for years ending after December 15, 2008. The overall objective of EITF 08-04 is to conform the requirements of EITF 00-27 and FASB 150 with EITF 98-5 to provide for consistency in application of the standard. The Company has computed and recorded a beneficial conversion feature in connection with certain of its prior financing arrangements and does not believe that EITF 08-04 will have a material effect on that accounting.

In May 2009, the FASB published SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165 requires the Company to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. SFAS 165 is effective for financial periods ending after June 15, 2009. Management has adopted SFAS 165 for their interim report for June 30, 2009 and has evaluated subsequent events through July 22, 2009, the date the financial statements were issued.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

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Item 3. Properties.

The Company subleases its current operations office for $5,000 per month located at 187 Mill Lane in Mountainside, New Jersey from Biogenetics pursuant to an oral month-to-month lease. The facility encompasses 2,500 square feet of combined office and laboratory space.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the beneficial ownership of outstanding common stock as of June 30, 2009 by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each owner of more than 5% of our common stock (5% owners).

           Amount and Nature

Name and Address

               of Beneficial

Percent

Title of Class

of Beneficial Owner (1)

                Ownership

of Class

Common Stock (2)

Michael Cohen

235,460 shares

   7.4%

President

187 Mill Lane

Mountainside, NJ 07052

Series A1 Preferred Stock

Michael Cohen

200,000 shares

100.0%

Series B Preferred Stock

Michael Cohen

          6 shares

100.0%

Common Stock (3)

Kenneth Steiner, M.D.

        -0-shares

 -0-  %

Chief Operating Officer

428 Branch Ave

Little Silver NJ 07739

Common Stock

Joel Pensley

330,000 shares

 10.4%

Secretary

211 Schoolhouse Road

Norfolk, CT 06058

Common Stock

Antonio Moura

104,000 shares

  3.3%

Chief Financial Officer

17 Baum Drive

Thomaston, CT 06787

Common Stock

Steven Byle

  78,933 shares

  2.5%

Director

187 Mill Lane

Mountainside, NJ 07052

Common Stock (4)

Mark Cohen

255,625 shares

  8.1%

1500 Broadway

12th Floor

New York, NY10036

Common Stock (5)

Mark Ast

411,993 shares

13.0%

Peter Cooper Road

New York NY 10013

Total Directors and Officers

and 5% stockholders

1,345,573 shares

42.4%

Directors and Officers

   748,393 shares

23.6%

(1)

Denotes that the entity has beneficial ownership by an officer, director or an owner of 5% or more in the Company. The term “beneficial” means sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days from the date of this Memorandum. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2)

Michael Cohen owns 169,868 shares in his name and 65,592 shares through his 50% beneficial ownership of the Cost Group, Inc. a private company.

(3)

Dr. Steiner will receive a total of 350,000 Shares upon the successful completion of two years of service to the Company which will occur May 15, 2010.

(4)

Mark Cohen owns 187,368 in his name; and beneficially 68,257 shares through his 49% ownership in Cambridge Financial Group, Inc.

(5)

Mark Ast beneficially owns 346,401 through Erewhon LLC of which he owns 100% of membership interests and, beneficially, owns 65,592 shares through his 50% ownership in the Cost Group, Inc., a private company.

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Item 5. Directors and Executive Officers.

Set forth below is information regarding our current directors and executive officers. The directors are elected annually by the shareholders. The executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Set forth below is information regarding our current directors and executive officers. The directors are elected annually by the shareholders. The executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

Name

Age

Title

Michael Cohen

43

President, Chief Executive Officer and

Chairman of the Board

Kenneth Steiner

54

Chief Operating Officer

Antonio Moura

65

Treasurer/Chief Financial

Officer

Joel Pensley

68

Secretary. General Counsel and Director

Steven Byle

41

Director

Michael Cohen, President, Chief Executive Officer and Chairman of the Board.

Michael Cohen began his career as a paramedic for NYC EMS in 1989. He joined Americorp Securities as a Vice President in its mergers and acquisitions department in 1994. He was instrumental in launching a number of successful IPOs at Americorp Securities. He was recruited by Dafna Construction in 1995 as its CFO and played a principal role in its growth and subsequent purchase. In 1997, Mr. Cohen joined Citigroup as a Vice President of Corporate Finance and managed a department in the risk management division of Salomon Smith Barney. In 2002, Mr. Cohen founded National Stem Cell Inc, our operating subsidiary. Mr. Cohen serves as our Chairman of the Board and President as well as the Principal Investigator for most of our therapeutic developments. Mr. Cohen served as a director of Vanity Holdings Inc., a public marketing company (OTCBB: VAEV) from October 2007 to March, 2009. Mr. Cohen attended Skidmore College and graduated with a Bachelor of Science from Haifa University in 1988.

Kenneth Steiner, M.D., M.B.A., Chief Operating Officer.

Dr. Steiner has extensive experience in medicine and business. Dr. Steiner received his M.D. degree from the University of Tennessee Medical School and completed his internship and teaching fellowship at Harvard Medical School. Dr. Steiner attained a board certification in emergency medicine by the American Board of Emergency Medicine. Dr. Steiner developed a large multi-specialty, interdisciplinary physician group in Woodbridge, New Jersey twenty-years ago and remains a physician, owner and manager. Dr. Steiner received his M.B.A. from the University of Tennessee Business School in 1998. Dr. Steiner was a contributing editor of The Encyclopedia of Health Care Management., and has taught at the University of Tennessee Business School. Dr. Steiner has consulted for several companies in both medical and business capacities. Dr. Steiner joined the Company in May, 2008 as its Chief Operating Officer.

Antonio Moura, Treasurer and Chief Financial Officer.

Antonio Moura has over twenty-five years of experience in financial management positions including niche market start-up companies. From 2000 to 2006 he served as Vice-President of Finance and Controller for North American Outdoor Products. In that capacity, he was instrumental in securing working capital that propelled the company from $4,000,000 to over $36,000,000 in annual sales. He served as Financial Manager for USCO Logistics subsequently sold (1999-2000).

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Mr. Moura was President/CFO and part owner of ADAC Technologies, Inc. (1991 - 2000), and Corporate Controller for Dymax Corporation, a specialty resin and equipment manufacturer (1989 - 1991). He also served in various management positions for PTC Aerospace (subsequently acquired by BE Aerospace) (1981 - 1989). He was a senior accountant for Thomas & Co. C.P.A. (1974-1981) where he performed audit, tax preparation and planning including health care accounting and direct contact together with submission of health care cost commission financial reports. Mr. Moura received his B.S. in Accounting from the University of New Haven in 1974.

Joel Pensley, Secretary, a Director and General Counsel.

Joel Pensley specializes in corporate and securities law. He earned his A.B. Degree from Princeton University in 1962 and his J.D. Degree from Columbia Law School in 1966 Mr. Pensley started his own corporate law practice in 1970 and has maintained it to the present. For two periods, he was in partnership with other attorneys. Mr. Pensley served as an Assistant Professor at New York Law School from 1971 to 1974 and at Nassau Community College during 1978 to 1986. From 2005 to 2006, he was general counsel and corporate secretary to Coda Octopus Group, Inc. (OTCBB: CDOC). He is also general counsel to Hipso Multimedia, Inc. (OTCBB: HPSO) and maintains a private law practice specializing corporate finance, and securities.

Steven Byle, Director.

Steven Byle has been, since 2007, Vice-President of Technology for Dockwise, B.V, an energy company, the securities of which trade on the Oslo Stock Exchange under the symbol DOCK. From 2001 to 2008, he was Chief Executive Officer and Legal Counsel for Offshore Kinematics, Inc., a subsidiary of Dockwise which Mr. Byle founded and sold to Dockwise. Since 2005, he has been a member of the board of directors of Ocean Dynamic China, an engineering subsidiary of Offshore Kinematics. In 2008, he co-founded Texas Auto Superstore, an online automotive sales company. Mr. Byle owned a technology and development consortium, the Novellent Group, and was a co-founder of Internet Legal Resource Guide which provided online research for attorneys. Mr. Byle earned his B.S. in Engineering from the University of Michigan in 1991, summa cum laude, and was an Angell Scholar, and received his J.D. from the University of Texas Law School magna cum laude in 1998. He also attended Beijing Polytechnic University.

Scientific Advisory Board and Science Advisors

Name

Age

Title

Ian McNiece, Ph.D.

54

Chief Scientific Officer

Barbara Nabrit-Stephens, M.D.

62

Scientific Advisor

Gungdong (Francis) Pahng, Ph.D.

40

Scientific Advisor

Ashoke Agarwal, M.D. FACC

57

Scientific Advisor

Terry Dubrow, M.D.

44

Scientific Advisor

Ian McNiece, Ph.D., Chief Scientific Officer, has worked at the University of Virginia, the University of Colorado and The Johns Hopkins University. Dr. McNiece was the director of the graft engineering laboratory at Johns Hopkins. This laboratory is responsible for all processing of bone marrow, peripheral blood progenitor cell (PBPC) products and cord blood products for transplantation of cancer patients. He was actively involved in optimization of cellular grafts for patient treatment and the translation of basic research to clinical treatment. In July, 2007 he joined the Stem Cell Institute at the University of Miami as Director of the Experimental and Clinical Cell-Based Therapies. He has also worked at Amgen Inc. as a Research Scientist and Laboratory Head. Dr. McNiece is a FACT (Foundation for the Accreditation of Cellular Therapy) inspector. Ian McNiece received his Ph.D. in 1986 from the University of Melbourne, undertaking his thesis work in studies of blood cell development at the Peter MacCallum Cancer Institute in Melbourne, Australia.

Barbara Nabrit-Stephens, M.D. Scientific Advisor, earned her medical degree from Tufts University in 1976. She received her B.A. from Harvard University in 1972 and her M.B.A. from the University of Tennessee in 1998. She served as a pediatrician in private practice for Care Network. She has served as assistant professor, director of education for the department of Pediatrics, Meharry Medical College and assistant clinical professor at the Vanderbilt University School of Medicine. She is presently the Medical Director for Blue Cross/Blue Shield of Florida.

Gundong (Francis) Pahng, Ph.D., Scientific Advisor, is one of the founders of Zionex, Inc., a software development and consulting company based in Seoul, Korea, and, since 2001, has served as its Chief Technology Officer. Since 2007, he has also served as a member of the Board of Directors of Comnext, a Japan-based joint venture company with Zionex, which provides Supply Chain Management and Advanced Planning and Scheduling solutions.  Prior to that, and from 1998 to 2001, Dr. Pahng was Senior Research Scientist at the Korea Institute of Science and Technology. Dr. Pahng received his Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

Ashoke Agarwal, M.D., FACC, Chief Scientific Officer for the Company’s subsidiary, National Stem Cell, Inc., has been in private practice in the fields of Internal Medicine and Cardiology since 1983, and is affiliated with four hospitals in New Jersey.  He was formerly Chairman of the Department of Medicine at Barnert Hospital (1999 - 2002) and Section Chief, Division of Cardiology at Passaic Beth Israel Hospital (1994 – 1996) and at Barnert Hospital (1996 – 1998). He is a member of a number of medical societies and committees including the New Jersey State Medical Society (since 1984). He received his medical degree in Calcutta, India, in 1969.

14

Terry Dubrow, M.D., Scientific Advisor and Medical Spokesperson, is Board certified in general and plastic surgery and has been in private practice for ten years.  While his practice includes many different types of plastic surgery, Dr. Dubrow believes in early-intervention facial rejuvenation procedures, minimal treatment, and natural “invisible plastic surgery” results.  Dr. Dubrow has published over 30 medical papers.  He appears regularly on the Fox reality television show, “The Swan,” which is shown in 57 countries worldwide. Dr. Dubrow received his B.S. (1980) and M.D. (1986) from the University of California School of Medicine, and his M.S. (1982) from Yale University.

As of the date of this registration statement, we have one full-time employee, 10 consultants, and two professionals.

Item 6. Executive Compensation.

Summary Compensation Table Annual Compensation
	Year	Salary	Bonus	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total($)
Michael Cohen President, CEO	2007	$250.000	$75,000	7,500	-0-	-0-	-0-	$40,00	$365,000
	2008	$250,000	$75,000	-0-	-0-	-0-	-0-	$40,00	$365,000
Kenneth Steiner COO	2007	$-0-	-0-	-0-	-0-	-0-	-0-	$-0-	$-0-
	2008	$-0-	-0-	-0-	-0-	-0-	-0-	$-0-	$-0-
Joel Pensley Secretary	2007	$-0-	$60,000	-0-	-0-	-0-	-0-	$-0-	$222.000
	2008	$-0-	$240,000	-0-	-0-	-0-	-0-	$-0-	$888,000
Antonio Moura Treasurer, CFO	2007	$-0-	$13,000	-0-	-0-	-0-	-0-	$-0-	$48.100
	2008	$-0-	$52,500	-0-	-0-	-0-	-0-	$-0-	$194,250

1.

Mr. Cohen has accrued in 2007 and in 2008 $250,000 in salary and $75,000 in bonus as well an expense allowance for health care and vehicles of $40,000 each. Mr. Cohen converted the accrued but unpaid salary as well as the expense allowance due him in 2007 for 160,793 shares of our common stock the certificates of which were issued in 2008. No conversion or payment was made for the accrued but unpaid salary, bonus or expense allowance due him in 2008. Mr. Cohen received 7,500 shares in 2007 for serving on the board of directors.

2.

Dr. Steiner has not been issued any shares of common stock. At the conclusion of his consulting agreement in May 2010 he will receive 350,000 shares of common stock to be valued at market in each period in which they are earned. In the event Dr. Steiner resigns or is removed for cause, he is not entitled to the issuance of any shares of our common stock. Our financial statements show the accrual of Dr. Steiner’s compensation on quarterly basis.

3.

Mr. Pensley has been issued 480,000 shares of common stock under a retainer agreement entered into in November 2007 which expires in November 2009. Shares have been valued at their market price on the date of issuance.

4

Mr. Moura has been issued 104,000 shares of common stock under a retainer agreement entered into in November 2007 which expires in November 2009. Shares have been valued at their market price on the date of issuance.

Executive Compensation

In January 2005, we entered into an agreement with Michael Cohen, pursuant to which Mr. Cohen serves as President and Chief Executive Officer. Pursuant to the agreement, Mr. Cohen is entitled to receive a salary of $250,000 per annum, plus an annual bonus of up to 30% of the base salary, such bonus to be based on the achievement of milestones to be established each year by the Board of Directors. In addition, Mr. Cohen is entitled to the issuance of 50,000 shares of common stock upon the filing of patent applications naming him as investigator or inventor, which are assigned to the Company, and the granting of patents which are assigned to the Company. To date, Mr. Cohen has received 50,000 Series C Preferred Shares (jointly with Jacob Cohen) for the assignment of patent rights and applications to the Company which shares were transferred to the JSM Family Trust. Mr. Cohen is also entitled to use of a car leased by us for not more than $1,000 per month and reimbursement of related expenses. Mr. Cohen also receives a benefits package including health insurance, vision, dental, and life insurance. In addition, pursuant to his employment agreement, Mr. Cohen is entitled to reimbursement for all medical and dental expenses for himself and his immediate family which are not covered by insurance. The agreement is for a term of five years from July 1, 2009, and automatically renews for additional five-year periods unless terminated by the Company or Mr. Cohen by written notice given 90 days prior to the expiration of the agreement. The agreement may also be terminated by us for “cause,” or by Mr. Cohen for “good reason,” as such terms are defined in the agreement. Upon termination, Mr. Cohen will be entitled to 36 months’ salary, and benefits, including health insurance, and options, if any are issued, which have not vested at the time of termination. Upon the death of Mr. Cohen while the agreement is in effect, the thirty-six months’ continuation of compensation and benefits shall be paid to the JSM Family Trust, and his immediate family will remain covered by the Company’s health insurance plan.

15

In May, 2008, we entered into a consulting agreement with Kenneth Steiner, M. D., which was amended in February, 2009. The term of the agreement is for two years, pursuant to which Dr. Steiner serves as our Chief Operating Officer. He will receive an aggregate of 350,000 upon completion of the two-year term of the agreement.  In November, 2007, we entered into agreements with Antonio Moura, Treasurer and Chief Financial Officer and Joel Pensley, Secretary and Counsel, both of which were amended in February, 2009. Mr. Moura has received 104,000 Shares as compensation for his services rendered and to be rendered. Mr. Pensley received 480,000 Shares, for services rendered and to be rendered to the Company.

Director Compensation

We currently do not compensate any member of the board of directors for acting as such.

Each of the Company’s officers, directors and consultants is involved in other business activities and none is required to devote any particular amount of time to the affairs of the Company. Michael Cohen is obligated to devote at least 80% of his time to the business of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

We entered into consulting agreements with our officers Michael Cohen in 2005, Kenneth Steiner, M.D in 2008, Joel Pensley in 2007, and Antonio Moura in 2007 which are ongoing. (See Item 6 – Executive Compensation)

In July, 2009, Michael Cohen and Jacob Cohen assigned to the Company all rights to patent applications and all related discoveries, inventions and intellectual property relating to stem cell derived cosmetic and cosmeceutical in exchange for 50,000 shares of Series C Preferred Stock. We have assigned all such rights to Proteoderm. As additional consideration for the assignment, Messrs. Cohen will also receive, in the event Proteoderm should become a public company, 20% of the outstanding shares of Proteoderm immediately prior to the filing of a registration statement or reverse merger documents..

As of June 30, 2009, we owed Michael Cohen, President, approximately $687,500 representing unpaid salary. In addition, in 2008 and 2009, Mr. Cohen lent the Company a total of approximately $246,773 which remains outstanding.

As of June 30, 2009, we owed Joel Pensley, Secretary, approximately $67,370 representing cash advances which remains outstanding.

We have entered into consulting agreements with each member of the Scientific Advisory Board which are ongoing. These agreements are attached to this registration statement as exhibits.

Director Compensation

Directors receive no compensation for acting as such.

Item 8. Legal Proceedings.

We are involved in litigation with Scott Crompton relating to the return of 10,000 of our shares of common stock based on his failure to perform a an oral consulting agreement with us.

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Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Since the first quarter of 2007, the Registrant’s common stock has been traded on the Pink Sheets (other OTC) market and has been quoted under the symbol NHGI and subsequently under the symbol PROT. The trading market is extremely limited and sporadic and should not be considered to constitute an established trading market. The following table sets forth the range of high and low bid prices for the common stock for the fiscal quarters indicated. The table is taken from data provided by Yahoo Finance and is adjusted for the Registrant’s 10:1 reverse split.

Quarter Ended                                         High

Low

March 31, 2007

  1.21

1.05

June 30, 2007

  1.80

0.05

September 30, 2007

  1.45

0.75

December 31, 2009

  1.10

0.15

March 21, 2008

  1.00

0.31

June 30, 2008

  1.01

0.28

September 30, 2008

  2.99

0.07

December 31, 2008

12.90

0.55

March 31, 2009

  9.00

3.15

June 30, 2009

  4.00

1.25

All quotes reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders.

As of June 30, 2009, there were 3,173,274 shares of our common stock outstanding held by approximately 199 stockholders of record, solely based upon the count our transfer agent provided us as of that date. The number of stockholders does not include:

any beneficial owners of common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries, or broker-dealers or other participants who hold or clear shares directly or indirectly through the Depository Trust Company, or its nominee, Cede & Co.

We have not paid dividends on our common stock in the past and do not anticipate paying dividends on our common stock in the foreseeable future. We anticipate that we will retain future earnings, if any, to fund the development and growth of our business. Delaware General Corporation Law prohibits us from declaring and paying a dividend on our capital stock at a time when we do not have either (as defined under that law) a surplus, or, if we do not have a surplus, or net profit for the year in which the dividend is declared and for the immediately preceding year.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

The Company’s transfer agent is Olde Monmouth Stock Transfer, Inc. is registered under the Securities and Exchange Act of 1934. Contact information for our stock transfer company is as follows:

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Pkwy

Atlantic Highlands, New Jersey 07716-1655

(732) 872-2727

17

Penny Stock Status of our Common Shares

Our common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, it may be more difficult to sell our common stock.

Item 10. Recent Sales of Unregistered Securities.

The following lists sales of unregistered securities for the three fiscal years prior to the filing of this registration statement.

Date	Name	Shares	Aggregate Value ($)	Consideraton
5/10/2007	J. H. Darbie, Inc.	8,265	90,915	Financial Consulting Services
4/14/2008	J. H. Darbie, Inc.	3,000	36,000	Financial Consulting Services
10/9/2007	Maller Estate Planning Trust	10,000	75,000	Loan Inducement Fee
10/9/2007	Mazuma Holding, Inc	15,000	30,000	Cash
11/26/2007	Michael Cohen	7,500	30,000	Board of Director Fee
11/26/2007	Jacob Cohen	25,000	100,000	Board of Director Fee
11/26/2007	Steven Moskowitz	25,000	100,000	Board of Director Fee
11/26/2007	Mark Ast	25,000	100,000	Board of Director Fee
3/31/2008	Nancyco of NY, Inc.	200,000	1,200,000	Marketing Services
3/31/2008	Joe and Sam of NY, Inc.	336,410	2,018,460	Realty Negotiation Success Fee
4/14/2008	Pensley, Joel	100,000	370,000	Legal Services
4/6/2009	Pensley, Joel	380,000	1,406,000	Legal Services
4/14/2008	Moura, Antonio	34,000	125,800	Accounting Services
4/6/2009	Moura, Antonio	70,000	259,000	Accounting Services
4/14/2008	Sambrosky, Issac	6,750	79,250	Loan Inducement Fee
4/14/2008	Hirsch, Aryeh	1,250	13,750	Loan Inducement Fee
4/14/2008	IDIS, LLC	5,000	60,000	Loan Interest
7/9/2008	IDIS, LLC	1,500	7,350	Loan Interest
4/14/2008	McNiece, Ian	25,000	300,000	Professional Services
4/14/2008	Cohen, Michael	582,200	1,321,594	Debt repayment
4/14/2008	Maurer, Erin	5,000	60,000	Bonus
4/14/2008	Barbini, Peter	12,500	126,250	Computer Services
4/14/2008	Regal Growth Funding, Inc	6,000	24,000	Marketing Services
4/29/2008	Davis Investment Group, Inc.	10,000	49,000	Marketing Services
1/15/2009	Kingsfield, Brian	10,000	82,500	Management Consulting
2/4/2009	Kingsfield, Brian	90,000	665,100	Management Consulting
2/27/2009	Kingsfield, Brian	50,000	325,000	Management Consulting
2/11/2009	Miller, Clifford H	27,400	209,610	Packaging Consulting
6/30/2009	Miller, Clifford H.	5,000	38,250	Packaging Consulting
3/23/2009	Fidler, Roger	10,000	42,500	Legal Services
3/27/2009	Icecoldstocks. Com. Inc.	150,000	487,500	Management Consulting
4/17/2009	Sheps, Isaiah	5,000	10,000	Management Consulting
4/17/2009	Pahng, Gungdong	2,000	4,000	Scientific Advisory Board
6/30/2009	Agarwal, Ashoke	4,000	8,000	Scientific Advisory Board
6/30/2009	Murray, John	4,000	8,000	Management Consulting
6/30/2009	Dreyer, Brian	3,000	14,250	IT Services
6/30/2009	Cipkowski, Stan	2,000	15,300	Scientific Marketing
7/7/2009	Nebrit-Stephens, Barbara	2,400	3,000	Scientific Advisory Board

_____________________

Exemption: The exemption claimed for all the above transactions is Securities Act of 1933, section 4(2) which exempts from registration transactions by any person other than an issuer, underwriter, or dealer and transactions by an issuer not involving any public offering.

18

Item 11. Description of Registrant's Securities to be Registered.

A. Par value

We have issued as of June 30, 2009, 3,173,274 shares of common stock, par value of $0.001 per share. The number of shares of common stock authorized is 240,000,000 shares. There is currently only one class of common stock issued and outstanding.

B. Common Stock Dividend, voting and preemption rights.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. A majority vote is also sufficient for other actions that require the vote or concurrence of stockholders except in cases in which more than a simple majority is required by law. Holders of the Company's common stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefore. Holders of shares of the Company's common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, the holders of our common stock are entitled to share ratably in our assets, if any, legally available of distribution to our common stockholders. Our bylaws require that only a majority of the issued and outstanding shares of our common stock need be represented to constitute a quorum and to transact business at a stockholders' meeting. Common stockholders do not have any preemptive rights or conversion rights.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended,  provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Item 13. Financial Statements and Supplementary Data.

 As a smaller reporting company, we are not required to provide the supplementary financial information required by Item 302 of Regulation S-K.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not Applicable.

19

Item 15. Financial Statements and Exhibits.

(a)

The financial statements filed as part of the registration statement are listed below.

For audited financial statements for the years ended December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2008 and 2007

Consolidated Statements of Operations for the years ended December 31, 2008 and 2007

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the years ended December 31, 2008 and 2007

Consolidated Statements of Cash Flows for the years ended December 31, 2008 and 2007

Notes to Consolidated Financial Statements December 31, 2008 and 2007

For unaudited financial statements for the six months ended June 30, 2009 and 2008

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of June 30, 2009 (unaudited) and December 31, 2008

Consolidated Statements of Operations for the six months ended June 30, 2009 and 2008 (unaudited)

Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the six months  ended June 20, 2009 and 2008 (unaudited)

Consolidated Statements of Cash Flows for the six months ended June 30, 2009 and 2008 (unaudited)

Notes to Consolidated Financial Statements June 31, 2009 and 2008 (unaudited)

PROTEONOMIX, INC.

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008 AND 2007

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

3

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2008 AND 2007

4

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED

DECEMBER 31, 2008 AND 2007

5

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

6

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED

DECEMBER 31, 2008 AND 2007

7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007..

8-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Proteonomix, Inc.

Mountainside, NJ

We have audited the accompanying consolidated balance sheets of Proteonomix, Inc. (the “Company”) as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2008 and 2007.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Proteonomix, Inc. as of December 31, 2008 and 2007, and the results of its consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2008 and 2007 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company is a development stage company and has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

July 22, 2009

PROTEONOMIX, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

ASSETS
	DECEMBER 31,	DECEMBER 31,
	2008	2007
Current Assets:
Cash and cash equivalents	$ 115	$ -
Accounts receivable, net	137,435	134,199
Inventory	191,775	197,995

Total Current Assets	329,325	332,194

Fixed assets, net of depreciation	50,226	59,375

Other Assets:
Intangible assets, net of amortization	40,596	45,353

Total Other Assets	40,596	45,353

TOTAL ASSETS	$ 420,147	$ 436,922

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Cash overdraft	$ -	$ 593
Obligation to issue preferred stock	2,000	2,000
Obligation to issue common stock	5,707,436	4,226,147
Current portion of notes payable - related parties	112,123	-
Current portion of notes payable	392,675	335,000
Accounts payable and accrued expenses	1,629,373	966,237

Total Current Liabilities	7,843,607	5,529,977

Total Liabilities	7,843,607	5,529,977

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 Par Value; 10,000,000 and 4,000,000 shares authorized
Preferred stock Series A - 0 shares issued and outstanding	-	-
Preferred stock Series B - 0 shares issued and outstanding	-	-
Common stock, $.001 Par Value; 240,000,000 and 50,000,000 shares authorized
and 2,360,874 and 1,554,568 shares issued and outstanding	2,361	1,555
Additional paid-in capital	4,614,155	1,975,930
Retained earnings (deficit)	(12,039,976)	(7,070,540)

Total Stockholders’ Equity (Deficit)	(7,423,460)	(5,093,055)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 420,147	$ 436,922

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	YEARS ENDED
	DECEMBER 31,
	2008	2007

OPERATING REVENUES
Sales	$ 132,038	$ 119,219

COST OF GOODS SOLD
Inventory - beginning	197,995	203,878
Purchases	11,291	9,718
	209,286	213,596
Inventory - end	(191,775)	(197,995)
Total Cost of Goods Sold	17,511	15,601

GROSS PROFIT (LOSS)	114,527	103,618

OPERATING EXPENSES

Research and development	-	53,933
Wages and wage related expenses	350,503	1,170,078
Professional, consulting and marketing fees	4,127,510	2,993,494
Other general and administrative expenses	478,613	697,572
Depreciation and amortization	13,906	9,892
Total Operating Expenses	4,970,532	4,924,969

LOSS BEFORE OTHER INCOME (EXPENSE)	(4,856,005)	(4,821,351)

Interest income (expense), net	(209,681)	(228,158)
Forgiveness of payables	96,250	-
Total Other Income (expense)	(113,431)	(228,158)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(4,969,436)	(5,049,509)
Provision for Income Taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (4,969,436)	$ (5,049,509)

NET LOSS PER BASIC AND DILUTED SHARES	$ (2.33)	$ (3.48)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	2,131,002	1,449,978

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

							Additional	Retained
	Preferred Stock A		Preferred Stock B		Common Stock		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance - December 31, 2006	-	$ -	-	$ -	1,429,581	$ 1,430	$ 1,260,379	$ (2,021,031)	$ (759,222)

Shares issued for services	-	-	-	-	124,987	125	685,551	-	685,676

Capital contribution	-	-	-	-	-	-	30,000	-	30,000

Net loss for the year ended December 31, 2007	-	-	-	-	-	-	-	(5,049,509)	(5,049,509)

Balance December 31, 2007	-	-	-	-	1,554,568	1,555	1,975,930	(7,070,540)	(5,093,055)

Shares issued in conversion of debt	-	-	-	-	582,200	582	1,318,035	-	1,318,617

Shares issued for services	-	-	-	-	224,106	224	1,320,190	-	1,320,414

Net loss for the year ended December 31, 2008	-	-	-	-	-	-	-	(4,969,436)	(4,969,436)

Balance December 31, 2008	-	$ -	-	$ -	2,360,874	$ 2,361	$ 4,614,155	$ (12,039,976)	$ (7,423,460)

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	YEARS ENDED
	DECEMBER 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,969,436)	$ (5,049,509)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	13,906	9,892
Common stock issued for consulting services	1,320,414	685,676
Accrued interest added to loans payable	57,675	-
Obligation to issue preferred shares - services	-	1,000
Obligation to issue common shares - services	2,799,906	2,907,530

Changes in assets and liabilities
(Increase) in accounts receivable	(3,236)	(30,770)
Decrease in inventory	6,220	5,883
Increase (decrease) in accounts payable and
and accrued expenses	663,136	757,414
Total adjustments	4,858,021	4,336,625

Net cash (used in) operating activities	(111,415)	(712,884)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of fixed assets	-	(44,532)
Acquisitions of intangible assets	-	(25,433)

Net cash (used in) investing activities	-	(69,965)

CASH FLOWS FROM FINANCING ACTIVITES
Increase (decrease) in cash overdraft	(593)	593
Capital contribution	-	30,000
Proceeds from notes payable - related parties	112,123	170,280
Proceeds from notes payable	-	335,000

Net cash provided by financing activities	111,530	535,873

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	115	(246,976)

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	246,976

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 115	$ -

CASH PAID DURING THE YEAR FOR:
Income taxes	$ -	$ -
Interest expense	$ -	$ -

SUPPLEMENTAL NONCASH INFORMATION:

Common stock issued for consulting services	$ 1,320,400	$ 685,676
Conversion of related party payables and accounts payable for obligation
to issue common shares	$ -	$ 1,318,617

The accompanying notes are an integral part of these consolidated financial statements

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008 AND 2007

NOTE 1 -

ORGANIZATION AND BASIS OF PRESENTATION

Proteonimx, Inc. (the “Company”) is a Delaware corporation incorporated on June 26, 1995 as Azurel, Ltd. In September 2006, Azurel, Ltd. changed its name to National Stem Cell Holding, Inc. and then in August 2008 the name of the company was changed to Proteonmix, Inc.

Azurel, Ltd. was discharged from bankruptcy in May, 2006. Control was changed in September 2006 when Azurel acquired National Stem Cell, Inc. and subsequently changed its name following the acquisition. In this transaction the common stock was reverse split 1:37. Then again in August 2008, the Company reverse split their stock 1:10 when the name was changed to Proteonmix, Inc.

On January 14, 2005, the Company acquired The Sperm Bank of New York, Inc., a company established in 1997 operating as a reproductive cell and tissue bank. The Company acquired The Sperm Bank of New York, from its sole shareholder, for a note payable in the amount of $150,000. The Company acquired accounts receivable and inventory valued at $150,000. On January 13, 2006, the Company converted the note payable into 21,866 shares of common stock. The acquisition was treated as a purchase transaction.

On July 8, 2008, the Company formed Proteoderm, Inc. as a wholly-owned subsidiary. Through this subsidiary, the Company produces and synthesizes protein polypeptides and growth hormones secreted by stem cells and incorporates them into uniquely formulated personal care products. Proteoderm, Inc. has generated no revenues in 2008.

The Company owns and operates three subsidiaries, The Sperm Bank of New York, Inc., Proteoderm, Inc. and National Stem Cell, Inc. In March 2008, the Company emerged from the development stage.

The Company is a biotechnology company engaged in the discovery and development of stem cell therapeutic products. The Company is developing pre-clinical-stage therapeutic agents and treatments for cancer, diabetes, heart, lung, and kidney diseases as well as for stem cell bone marrow and organ transplants. The Company’s discoveries involve stem cell treatments without using embryonic stem cells.

Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $4,969,436 and $5,049,509 for the years ended December 31, 2008 and 2007 respectively.  In addition, the Company has a working capital deficit in the amount of $7,514,282 as of December 31, 2008. The Company has recently emerged from the development stage and has incurred substantial research and has continued to develop their clinical-stage therapeutic agents and various treatments utilizing stem cell treatments while generating revenues and operating their sperm bank division.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 1 -

ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Management believes that the Company’s capital requirements will depend on many factors.  These factors include the final phase of development being successful as well as product implementation and distribution.

In the near term, the Company plans to seek quotation of its common stock on the OTC Bulletin Board to gain liquidity and notice.  The Company will continue to pursue traditional forms of financing.  The Company’s ability to continue as a going concern for a reasonable period is dependent upon management’s ability to raise additional interim capital and, ultimately, achieve profitable operations.  There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company was considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No.7, "Accounting and Reporting by Development Stage Enterprises".  The Company recently emerged from the development stage in 2008.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to derivative liabilities, bad debts, income taxes and contingencies.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.  Any amounts of cash in financial institutions over FDIC insured limits, exposes the Company to cash concentration risk.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Research and Development

The Company annually incurs costs on activities that relate to research and development of new technology and products.  Research and development costs are expensed as incurred.  Certain of these costs would be reduced by government grants and investment tax credits where applicable.

Intangible Assets

The Company’s intangible assets consist of patents and intellectual property, which are carried at the purchase price and/or the legal cost to obtain them. Patents and licenses are being amortized over their estimated useful lives, which range from seven to seventeen years.

The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life of the related asset. The Company periodically reviews its capitalized intangible assets to assess recoverability based on the projected undiscounted cash flows from operations, and impairments are recognized in operating results when a permanent diminution in value occurs.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured.

Revenue from support agreements is recognized on a straight-line basis over the life of the contract, although the fee is due and payable at the time the agreement is signed or upon annual renewal.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company extends credit based on an evaluation of each customer’s financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary from customer to customer due to the financial condition of each customer.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.  Management has determined that there is an allowance of $48,900 for doubtful accounts at December 31, 2008 and 2007, respectively.

Accounts receivable will generally be due within 30 days and collateral is not required.

Income Taxes

Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” (“FASB 109”) the liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The provisions of  FASB 109 also require the recognition of future tax benefits such as net operating loss carry-forwards, to the extent that the realization of such benefits is more likely than not. To the extent that it is more likely than not those benefits will not be received, the Company records a valuation allowance against the related deferred tax asset.

Uncertainty in Income Taxes

In July 2006, the FASB issued interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.”  This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  Management has adopted FIN 48 for 2007, and they evaluate their tax positions on an annual basis and have determined that as of December 31, 2008 no additional accrual for income taxes is necessary.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; equipment - 5 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.  The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.  For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share ("EPS") include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents were not included in the computation of diluted earnings per share on the consolidated statement of operations due to the fact that the Company reported a net loss and to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

December 31,

December 31,

2008

2007

Net loss

$   (4,969,436)

$   (5,049,509)

Weighted-average common shares

Outstanding (Basic)

2,131,002

1,449,978

Weighted-average common stock

Equivalents

Stock options

-

-

Warrants

    -

    -

Weighted-average commons shares

Outstanding (Diluted)

2,131,002

1,449,978

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.  Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value.  Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations.  The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method.  Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123.  Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R.  The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award.  The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete.  The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information”.  This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.  The Company operates in two distinct reporting segments, one for the sperm bank division and one for their stem-cell division as of December 31, 2008 and for the years ended December 31, 2008 and 2007.

Inventory

Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $191,775 and $197,995 as of December 31, 2008 and 2007, respectively consists of finished goods.

Beneficial Conversion Features

EITF 00-27 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash.  EITF 00-27 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible.  EITF 00-27 further limits this amount to the proceeds allocated to the convertible instrument.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.”  This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Early adoption is encouraged.  The adoption of SFAS 157 did not have a material impact on the consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates.  A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  This statement is expected to expand the use of fair value measurement.  FAS 159  is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160).  SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a non-controlling interest, calculation and disclosure of the consolidated net income attributable to the parent and the non-controlling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained non-controlling equity investment.

SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  The adoption of SFAS 160 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces FASB SFAS 141, Business Combinations.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.

Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  The adoption of SFAS No. 141R did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, “Use of a Simplified Method in Developing Expected Term of Share Options” (“SAB 110”).  SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin No. 107, “Share Based Payment” (“SAB 107”), for estimating the expected term of “plain vanilla” share options regardless of whether the company has sufficient information to make more refined estimates. SAB 110 became effective for the Company on January 1, 2008.  The adoption of SAB 110 did not have a material impact on the Company’s financial position.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS 161 will have an impact on their results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 makes the hierarchy of generally accepted accounting principles explicitly and directly applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements. The effective date for SFAS 162 is 60 days following the U.S. Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has resided for some time. The adoption of SFAS 162 will not have an impact on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (SFAS 163). SFAS 163 prescribes accounting for insures of financial obligations, bringing consistency to recognizing and recording premiums and to loss recognition. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. Except for some disclosures, SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS 163 will not have an impact on the Company’s results of operations or financial position.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company was required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe FSP 142-3 will materially impact their financial position, results of operations or cash flows.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In May 2008, the FASB issued FSP Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe that the adoption of FSP APB 14-1 will have a material effect on its financial position, results of operations or cash flows.

In June 2008, the Emerging Issues Task Force issued EITF No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”), which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008. The objective of EITF 07-05 is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in FSAB 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (“the Paragraph 11(a) Exception”). EITF 07-05 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument is within the scope of EITF 00-19. The Company is determining what impact, if any, EITF 07-05 will have on its financial position, results of operations and cash flows.

In June 2008, the Emerging Issues Task Force issued EITF 08-04, “Transition Guidance for Conforming Changes to EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 08-04”). EITF 08-04 is effective for years ending after December 15, 2008. The overall objective of EITF 08-04 is to conform the requirements of EITF 00-27 and FASB 150 with EITF 98-5 to provide for consistency in application of the standard. The Company has computed and recorded a beneficial conversion feature in connection with certain of their prior financing arrangements and does not believe that EITF 08-04 will have a material effect on that accounting.

In May 2009, the FASB published SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165 requires the Company to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. SFAS 165 is effective for financial periods ending after June 15, 2009. Management has adopted SFAS 165 for their interim report for June 30, 2009 and has evaluated subsequent events through July 22, 2009, the date the financial statements were issued.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 3 -

FIXED ASSETS

Fixed assets as of December 31, 2008 and 2007 were as follows:

Estimated

Useful Lives

December 31,

December 31

(Years)

2008

2007

Computer Equipment

5

$13,281

$13,281

Machinery and Equipment

5-7

5,868

5,868

Leasehold Improvement

15

20,980

20,980

Furniture and fixtures

7

  28,350

  28,350

68,479

68,479

Less: accumulated depreciation

 (18,253)

 (9,104)

Fixed assets, net

$  50,226

$  59,375

There was $9,149 and $7,679 charged to operations for depreciation expense for the years ended December 31, 2008 and 2007, respectively.

NOTE 4 -

INTANGIBLE ASSETS

Intangible assets as of December 31, 2008 and 2007 were as follows:

Estimated

Useful Lives

December 31,

December 31

(Years)

2008

2007

Patents and Trademarks

10

$47,566

$47,566

Less: accumulated amortization

 (6,970)

 (2,213)

Intangible assets, net

$  40,596

$  45,353

There was $4,757 and $2,213 charged to operations for amortization expense for the years ended December 31, 2008 and 2007, respectively.

NOTE 5 -

PROMISSORY NOTES

The Company has outstanding $392,675 and $335,000 in promissory notes payable as of December 31, 2008 and 2007, respectively.  The Company had issued 16,500 warrants with these notes that have since been converted to shares of common stock and none remain outstanding as of December 31, 2008. The amendment to these notes has not constituted a material modification under EITF 96-19 and thus no extinguishment of debt has been recorded.

The Company entered into these promissory notes between April and July 2007 with six individuals/companies. On September 30, 2008, the Company renegotiated these notes. In the process of this, the Company added $57,675 in interest that was unpaid during 2008. The Company also issued shares to the noteholders to cure a default under the note and extended the due date to January 30, 2009.

The notes accrued interest at annual interest rates of 10% and were to mature from October 2007 to January 2008.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 6 -

RELATED PARTY LOANS

The Company has unsecured loans and advances with officers of $112,123 and $0 as of December 31, 2008 and 2007, respectively. The loans and advances are typically repaid through conversions to shares of common stock. The advances are short-term and typically repaid within 6 months. The officers have not accrued interest on these amounts as the amounts are not considered to be material and the repayment of the advances are made on a recurring basis. These loans were made to fund the Company with working capital during the development stage and through the process of securing contracts.  All loans and advances are due on demand and are included in current liabilities.

In addition, the Company has other related party payables outstanding that consist of accrued compensation to the President of the Company totaling $525,000 and $200,000 as of December 31, 2008 and 2007, respectively. These amounts have been included in current liabilities on the consolidated balance sheets.

NOTE 7 -

LICENSING AGREEMENT

The John Hopkins University

On November 14, 2005, the Company entered into an intellectual property licensing agreement with The John Hopkins University (“JHU”). The license agreement relates to certain patents pending and contains royalty payment arrangements as well as funding guarantees.

Due to certain internal JHU intellectual property timeline issues regarding technology development with the Company, JHU discontinued the Company’s research plan and terminated the agreement.

During 2005 and 2006, $296,250 was recognized as license fees and remained outstanding as of December 31, 2007. During 2008, the Company and JHU negotiated a settlement agreement which was executed on September 24, 2008. The settlement agreement stipulated that should a $10,000 payment be made, the total amount due would be reduced to $190,000. The Company made the payment and the Company recognized $96,250 in forgiveness of the JHU payable.

As of December 31, 2008 and 2007, the Company has $190,000 and $296,250 outstanding, respectively to JHU under the terms of the agreement.

NOTE 8 -

COMMITMENTS

Lease Agreement

The Company has entered into an oral lease agreement for its research and development, manufacturing, warehousing and administrative offices on a month to month basis. The Company estimates that the monthly obligation is $5,000 per month.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 8 -

COMMITMENTS  (CONTINUED)

Employment Agreements

The Company has entered into an employment agreement with a senior officer. The agreement obligates the Company to pay this officer base compensation of $325,000 per year. The Company and the officer can terminate this agreement, and can adjust compensation at anytime during the length of the contract.  In addition, the officer is to receive 50,000 shares of common stock for each patent filed in which he is named as inventor or investigator. The Company has issued all shares under this agreement through December 31, 2008. On July 1, 2009, the Company and its President and CEO, modified the employment agreement to include: a) the Company’s recognition of the assignment by the President and CEO at no additional consideration by the Company of the technologies, including the patent applications to the Company’s subsidiary, National Stem Cell, Inc.; b) for the transfer of the 2 Proteoderm patents and future patent applications related to inventions and discoveries related to stem cell derived cosmetics and cosmeceuticals, 50,000 Series C Preferred Shares with a par value of $0.001 (see Note 9) and the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust; and c) an increase in the vehicle allowance to $1,000 per month.

Consulting Agreements

The Company has entered into consulting agreements with consultants to assist in developing the Company’s business. The agreements range in term from one-year to two-years. The agreements call for the issuance of common stock as the Company does not have sufficient cash flow to compensate their consultants with cash.

License Agreement

In January 2009, the Company entered into a three-year license agreement with two Chinese Companies for the exclusive license of the Proteoderm products in China, Hong Kong and Taiwan (the “territory”). The agreement includes pricing, delivery and minimum purchase requirements for the Chinese Companies of these products. Through June 30, 2009, no products have been purchased.

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

In April 2009, the Company had determined that it had not obtained the proper authorization required to issue any classes of its preferred stock.  As a result, it was determined that the issuance of the Company’s Class A and Class B Preferred Stock were never legally executed, as such, do not exist.  Therefore, as of January, 2005, the Company established an unsettled obligation to the holders of any aforementioned Class A and Class B Preferred Stock.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Preferred Stock (Continued)

As of December 31, 2008, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001. The Company increased the authorized shares from 4,000,000 to 10,000,000 on July 21, 2008. The preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. In August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the consolidated financial statements are shown post-split in accordance with SAB Topic 14C.

In May 2009, the Company formally designated three series of preferred stock; the Series A1 Convertible Preferred Stock consists of 200,000 shares, convertible into common stock, each share for 10 shares of common stock; the Series B Preferred Stock which consists of 6 shares; and the Series C Preferred Stock which consists of 50,000 shares.

Each share of Series A Preferred Stock is convertible into 10 shares of common stock. The Company, prior to realizing that the preferred stock had not been properly authorized, assumed that it had issued 200,000 shares of Series A Preferred Stock, 200,000 in 2005 to their President. The 200,000 shares were thought to have been issued for a value of a $2,000 (par) as founders’ shares. As a result, the Company performed an informal valuation and determined there was no increase in the value of the preferred stock and as of December 31, 2008 and 2007, there remains a $2,000 obligation to issue preferred shares on the consolidated balance sheets, respectively.  These shares were issued in May 2009.

The Company also had assumed that it had properly issued 6 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock enables the holder to nominate and appoint one member to the board of directors. The Company’s President was to be the holder of the six shares of Series B Preferred Stock, and upon proper authorization, the Company formally issued these shares to the President in May 2009. The Series B Preferred Shares value is par.

On July 1, 2009, Michael Cohen and Jacob Cohen entered into a technology license agreement with Company relating to stem cell based cosmetic and cosmeceutical technologies they developed. The license agreement provides that they receive a) 50,000 Shares of the Company’s Series C Preferred Stock, par value $.001 per share and (b) the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust. The 50,000 shares of the Series C Preferred Stock were issued in July 2009.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock

As of December 31, 2008, the Company has 240,000,000 shares of common stock authorized with a par value of $.001. On July 21, 2008, the Company amended its certificate of incorporation to increase the authorized shares from 50,000,000 to 240,000,000.

The Company has 2,360,874 and 1,554,568 shares issued and outstanding as of December 31, 2008 and December 31, 2007, respectively.

The Company has had its common stock reverse split twice since 2006. In May 2006, the Company reverse split its shares 1:37 and then again in August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the consolidated financial statements are shown post-split in accordance with SAB Topic 14C.

During 2007, the Company issued 124,987 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed. These services were valued at $685,676. In addition, the Company recorded a capital contribution of $30,000 from a third party with no shares of common stock being issued. The Company recorded this directly to additional paid in capital.

During 2008, the Company issued 224,106 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed or interest accrued. These services were valued at $1,320,414. In addition, the Company issued 582,200 shares of common stock in conversion of loans from the Company’s President and accrued compensation to the Company’s President in the amount of $1,318,617.

Warrants

The Company had granted 16,500 warrants to holders of certain of the promissory notes. The warrants were issued in 2007 and were to expire five years later. The exercise price of the warrants were $20.00 per share. The warrants were valued in accordance with APB 14 at a value of $108,854 utilizing the Black-Scholes method. The warrants were converted into shares of common stock for issuance in 2008.  These shares have not been issued in 2008. At December 31, 2008, there are no warrants outstanding.

The following is a breakdown of the warrants granted:

Exercise

Date

Warrants

Price

Issued

Term

16,500

$20.00

09/28/2007

5 Years

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Warrants (Continued)

The value of the warrants has been determined using the Black-Scholes pricing model using the following assumptions:

Expected term (in years)	5 years
Expected stock volatility	100%
Expected stock dividend yield	0%
Risk-free interest rate	3%
Fair value per warrant	$6.60
Number of warrants	16,500
Value of warrants	$108,854
Relative value of warrants	$82,158

The warrant agreements contained no clauses regarding adjustments to exercise price, net settlement provisions, registration rights or liquidated damages clauses.  The entire $82,158 was reflected as a discount on the notes and was amortized completely in 2007 and included as interest expense.

NOTE 10 -

PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At December 31, 2008, deferred tax assets consist of the following:

Net operating losses

$ 4,093,592

Valuation allowance

(4,093,592)

$

-

At December 31, 2008, the Company had a net operating loss carry-forwards in the amount of $12,039,976 available to offset future taxable income through 2028.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.  A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended December 31, 2008 and 2007 is summarized as follows:

2008

2007

Federal statutory rate

(34.0%)

(34.0%)

State income taxes, net of federal benefits

3.3

3.3

Valuation allowance

30.7

30.7

0

%

0

%

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 11 -

FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted SFAS 157. SFAS 157 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. SFAS 157’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. SFAS 157 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

	Level 1	Level 2	Level 3	Total

Cash	115	-	-	115

Total assets	115	-	-	115

Notes payable	392,675	-	-	392,675

Total liabilities	392,675	-	-	392,675

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 12 -

SEGMENT INFORMATION

The Company operates and the chief decision maker for the Company segregates the operations into two separate distinct reporting segments. These segments are the sperm bank division and the stem-cell division.

Operating segment data for the year ended December 31, 2008 are as follows:

	Stem-Cell	Sperm Bank	Total
Sales	$ -	$132,038	$132,038
Cost of sales	-	17,511	17,511
Gross profit	-	114,527	114,527
Operating expenses	4,808,864	147,762	4,956,626
Depreciation and amortization	13,906	-	13,906
Other income (expense)	(113,431)	-	(113,431)
Net income (loss)	(4,936,201)	(33,235)	(4,969,436)
Segment assets	90,822	329,325	420,147
Fixed Assets, net of depreciation	50,226	-	50,226

Operating segment data for the year ended December 31, 2007 are as follows:

	Stem-Cell	Sperm Bank	Total
Sales	$ -	$119,219	$119,219
Cost of sales	-	15,601	15,601
Gross profit (loss)	-	103,618	103,618
Operating expenses	85,250	78,896	2,037,7483
Depreciation and amortization	9,892	-	9,892
Other income (expense)	(228,158)	-	(228,158)
Net income (loss)	(273,699)	24,722	(735,663)
Segment assets	105,799	331,143	436,922
Fixed Assets, net of depreciation	59,375	-	59,375

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

DECEMBER 31, 2008 AND 2007

NOTE 13 -

SUBSEQUENT EVENTS

In 2009, the Company has issued 794,400 shares of stock during the six months ended June 30, 2009, valued at $2,384,110 for professional fees. In addition, the Company continued to have an obligation to issue 944,865 shares at a value of $4,587,186.

In May 2009, the Company settled its obligation to issue the 200,000 shares of Series A1 Preferred Stock and 6 shares of Series B Preferred Stock upon filing and approval of the Certificate of Designation with the Secretary of State of Delaware.

In May 2009, the Company issued 20,000 stock options to a consultant.

On July 1, 2009, the Company and its President and CEO, modified the employment agreement to include: a) the Company’s recognition of the assignment by the President and CEO at no additional consideration by the Company of the technologies, including the patent applications to the Company’s subsidiary, National Stem Cell, Inc.; b) for the transfer of the 2 Proteoderm patents and future patent applications related to inventions and discoveries related to stem cell derived cosmetics and cosmeceuticals, 50,000 Series C Preferred Shares with a par value of $0.001 (see Note 9) and the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust; and c) an increase in the vehicle allowance to $1,000 per month.

On July 1, 2009, Michael Cohen and Jacob Cohen entered into a technology license agreement with Company relating to stem cell based cosmetic and cosmeceutical technologies they developed. The license agreement provides that they receive a) 50,000 Shares of the Company’s Series C Preferred Stock, par value $.001 per share and (b) the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust. The 50,000 shares of the Series C Preferred Stock were issued in July 2009.

_______________________________________________________________________________________________________________________

PROTEONOMIX, INC.

CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2009 AND 2008

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

28

CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2009 (UNAUDITED) AND

DECEMBER 31, 2008

29

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED

JUNE 30, 2009 AND 2008 (UNAUDITED)

30

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED JUNE 30, 2009 (UNAUDITED) AND YEARS ENDED

DECEMBER 31, 2008 AND 2007

31

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED

JUNE 30, 2009 AND 2008 (UNAUDITED)

32

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2009 AND 2008 (UNAUDITED)

33-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Proteonomix, Inc.

Mountainside, NJ

We have reviewed the accompanying consolidated balance sheet of Proteonomix, Inc. (the "Company") as of June 30, 2009, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the six months ended June 30, 2009 and 2008. These interim consolidated financial statements are the responsibility of the Company's management.

We conducted the reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed in Note 1 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP

New York, NY

July 22, 2009

PROTEONOMIX, INC.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008

ASSETS	(UNAUDITED)
	JUNE 30,	DECEMBER 31,
	2009	2008
Current Assets:
Cash and cash equivalents	$ 21,908	$ 115
Accounts receivable, net	180,721	137,435
Inventory	190,440	191,775

Total Current Assets	393,069	329,325

Fixed assets, net of depreciation	45,652	50,226

Other Assets:
Intangible assets, net of amortization	38,218	40,596

Total Other Assets	38,218	40,596

TOTAL ASSETS	$ 476,939	$ 420,147

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
Current Liabilities:
Cash overdraft	$ -	$ -
Obligation to issue preferred stock	-	2,000
Obligation to issue common stock	4,556,936	5,707,436
Current portion of notes payable - related parties	333,715	112,123
Current portion of notes payable	392,675	392,675
Accounts payable and accrued expenses	1,934,131	1,629,373

Total Current Liabilities	7,217,457	7,843,607

Total Liabilities	7,217,457	7,843,607

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.001 Par Value; 10,000,000 and 4,000,000 shares authorized
Preferred stock Series A - 200,000 shares issued and outstanding	200	-
Preferred stock Series B - 6 shares issued and outstanding	-	-
Common stock, $.001 Par Value; 240,000,000 and 50,000,000 shares authorized
and 3,173,274 and 2,360,874 shares issued and outstanding	3,173	2,361
Additional paid-in capital	7,057,148	4,614,155
Retained earnings (deficit)	(13,801,039)	(12,039,976)

Total Stockholders’ Equity (Deficit)	(6,740,518)	(7,423,460)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 476,939	$ 420,147

The accompanying notes are an integral part of the consolidated financial statements.

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	SIX MONTHS ENDED
	JUNE 30,
	2009	2008

OPERATING REVENUES
Sales	$ 55,125	$ 71,119

COST OF GOODS SOLD
Inventory - beginning	191,775	197,995
Purchases	2,217	1,497
	193,992	199,492
Inventory - end	(190,440)	(195,833)
Total Cost of Goods Sold	3,552	3,659

GROSS PROFIT (LOSS)	51,573	67,460

OPERATING EXPENSES

Wages and wage related expenses	184,582	174,013
Stock based compensation	15,395	-
Professional, consulting and marketing fees	1,455,551	3,637,307
Other general and administrative expenses	133,406	397,270
Depreciation and amortization	6,952	6,218
Total Operating Expenses	1,795,886	4,214,808

LOSS BEFORE OTHER INCOME (EXPENSE)	(1,744,313)	(4,147,348)

Interest income (expense), net	(16,750)	(16,750)
Total Other Income (expense)	(16,750)	(16,750)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,761,063)	(4,164,098)
Provision for Income Taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (1,761,063)	$ (4,164,098)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.63)	$ (2.19)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	2,800,537	1,898,661

The accompanying notes are an integral part of the consolidated financial statements.

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2009 (UNAUDITED) AND YEARS ENDED DECEMBER 31, 2008 AND 2007

	Preferred Stock A		Preferred Stock B		Common Stock		Additional Paid-in	Retained Earnings
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total

Balance - December 31, 2006	-	$ -	-	$ -	1,429,581	$1,430	$1,260,379	$(2,021,031)	$(759,222)

Shares issued for services	-	-	-	-	124,987	125	685,551	-	685,676

Capital contribution	-	-	-	-	-	-	30,000	-	30,000

Net loss for the year ended December 31, 2007	-	-	-	-	-	-	-	(5,049,509)	(5,049,509)

Balance December 31, 2007	-	-	-	-	1,554,568	1,555	1,975,930	(7,070,540)	(5,093,055)

Shares issued in conversion of debt	-	-	-	-	582,200	582	1,318,035	-	1,318,617

Shares issued for services	-	-	-	-	224,106	224	1,320,190	-	1,320,414

Net loss for the year ended December 31, 2008	-	-	-	-	-	-	-	(4,969,436)	(4,969,436)

Balance December 31, 2008	-	-	-	-	2,360,874	2,361	4,614,155	(12,039,976)	(7,423,460)

Shares issued to founders	200,000	200	6	-	-	-	1,800	-	2,000

Shares issued for services	-	-	-	-	812,400	812	2,425,798	-	2,426,610

Stock based compensation	-	-	-	-	-	-	15,395	-	15,395

Net loss for the six months ended June 30, 2009	-	-	-	-	-	-	-	(1,761,063)	(1,761,063)

Balance June 30, 2009	200,000	$200	6	$ -	3,173,274	$3,173	$7,057,148	$(13,801,039)	$(6,740,518)

The accompanying notes are an integral part of the consolidated financial statements.

PROTEONOMIX, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008 (UNAUDITED)

	SIX MONTHS ENDED
	JUNE 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,761,063)	$ (4,164,098)

Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	6,952	6,218
Common stock issued for consulting services	796,110	142,014
Stock based compensation	15,395	-
Obligation to issue common shares - services	480,000	3,484,800

Changes in assets and liabilities
(Increase) in accounts receivable	(43,286)	(49,878)
Decrease in inventory	1,335	2,162
Increase (decrease) in accounts payable and
and accrued expenses	304,758	532,907
Total adjustments	1,561,264	4,118,223

Net cash (used in) operating activities	(199,799)	(45,875)

CASH FLOWS FROM FINANCING ACTIVITES
Increase (decrease) in cash overdraft	-	(593)
Proceeds from notes payable - related parties	221,592	48,115

Net cash provided by financing activities	221,592	47,522

NET INCREASE IN
CASH AND CASH EQUIVALENTS	21,793	1,647

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	115	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 21,908	$ 1,647

CASH PAID DURING THE YEAR FOR:
Income taxes	$ -	$ -
Interest expense	$ -	$ -

SUPPLEMENTAL NONCASH INFORMATION:

Common stock issued for consulting services	$ 796,110	$ 142,014
Conversion of obligation to issue common shares to common stock and
additional paid in capital	$ 1,630,500	$ 2,489,667
Conversion of obligation to issue preferred shares to preferred stock and
additional paid in capital	$ 2,000	$ -

The accompanying notes are an integral part of the consolidated financial statements.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 1 -

ORGANIZATION AND BASIS OF PRESENTATION

Proteonimx, Inc. (the “Company”) is a Delaware corporation incorporated on June 26, 1995 as Azurel, Ltd. In September 2006, Azurel, Ltd. changed its name to National Stem Cell Holding, Inc. and then in August 2008 the name of the company was changed to Proteonmix, Inc.

Azurel, Ltd. was discharged from bankruptcy in May, 2006. Control was changed in September 2006 when Azurel acquired National Stem Cell, Inc. and subsequently changed its name following the acquisition. In this transaction the common stock was reverse split 1:37. Then again in August 2008, the Company reverse split their stock 1:10 when the name was changed to Proteonmix, Inc.

On January 14, 2005, the Company acquired The Sperm Bank of New York, Inc. a company established in 1997 operating as a reproductive cell and tissue bank. The Company acquired The Sperm Bank of New York, from its sole shareholder, for a note payable in the amount of $150,000. The Company acquired accounts receivable and inventory valued at $150,000. On January 13, 2006, the Company converted the note payable into 21,866 shares of common stock. The acquisition was treated as a purchase transaction.

On July 8, 2008, the Company formed Proteoderm, Inc. as a wholly-owned subsidiary. Through this subsidiary, the Company produces and synthesizes protein polypeptides and growth hormones secreted by stem cells and incorporates them into uniquely formulated personal care products. Proteoderm, Inc. generated no revenues in 2008.

The Company owns and operates three subsidiaries, The Sperm Bank of New York, Inc., Proteoderm, Inc. and National Stem Cell, Inc. In March 2008, the Company emerged from the development stage.

The Company is a biotechnology company engaged in the discovery and development of stem cell therapeutic products. The Company is developing pre-clinical-stage therapeutic agents and treatments for cancer, diabetes, heart, lung, and kidney diseases as well as for stem cell bone marrow and organ transplants. The Company’s discoveries involve stem cell treatments without using embryonic stem cells.

Going Concern

As shown in the accompanying consolidated financial statements the Company has incurred recurring losses of $1,761,063 and $4,164,098 for the six months ended June 30, 2009 and 2008 respectively.  In addition, the Company has a working capital deficit in the amount of $6,824,388 as of June 30, 2009. The Company has recently emerged from the development stage and has incurred substantial research and has continued to develop their pre-clinical-stage therapeutic agents and various treatments utilizing stem cell treatments while generating revenues and operating their sperm bank division.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 1 -

ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Management believes that the Company’s capital requirements will depend on many factors.  These factors include the final phase of development being successful as well as product implementation and distribution.

In the near term, the Company plans to seek quotation of its common stock on the OTC Bulletin Board to gain liquidity and notice.  The Company will continue to pursue traditional forms of financing.  The Company’s ability to continue as a going concern for a reasonable period is dependent upon management’s ability to raise additional interim capital and, ultimately, achieve profitable operations.  There can be no assurance that management will be able to raise sufficient capital, under terms satisfactory to the Company, if at all.

The consolidated financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company was considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No.7, "Accounting and Reporting by Development Stage Enterprises".  The Company recently emerged from the development stage in 2008.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to derivative liabilities, bad debts, income taxes and contingencies.  The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.  Any amounts of cash in financial institutions over FDIC insured limits, exposes the Company to cash concentration risk.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (other than Derivative Financial Instruments)

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.  For the notes payable, the carrying amount reported is based upon the incremental borrowing rates otherwise available to the Company for similar borrowings.

Research and Development

The Company annually incurs costs on activities that relate to research and development of new technology and products.  Research and development costs are expensed as incurred.  Certain of these costs would be reduced by government grants and investment tax credits where applicable.

Intangible Assets

The Company’s intangible assets consist of patents and intellectual property, which are carried at the purchase price and/or the legal cost to obtain them. Patents and licenses are being amortized over their estimated useful lives, which range from seven to seventeen years.

The cost of intellectual property purchased from others that is immediately marketable or that has an alternative future use is capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life of the related asset. The Company periodically reviews its capitalized intangible assets to assess recoverability based on the projected undiscounted cash flows from operations, and impairments are recognized in operating results when a permanent diminution in value occurs.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable and collection is probable. The Company assesses whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a fee is based upon a variable such as acceptance by the customer, the Company accounts for the fee as not being fixed and determinable. In these cases, the Company defers revenue and recognizes it when it becomes due and payable. The Company assesses the probability of collection based on a number of factors, including past transaction history with the customer and the current financial condition of the customer. If the Company determines that collection of a fee is not reasonably assured, revenue is deferred until the time collection becomes reasonably assured.

Revenue from support agreements is recognized on a straight-line basis over the life of the contract, although the fee is due and payable at the time the agreement is signed or upon annual renewal.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The Company intends to conduct business with companies’ based on an evaluation of each customer’s financial condition, generally without requiring collateral.  Exposure to losses on receivables is expected to vary from customer to customer due to the financial condition of each customer.  The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.  Management has determined that there is an allowance of $48,900 for doubtful accounts at June 30, 2009.

Accounts receivable will generally be due within 30 days and collateral is not required.

Income Taxes

Under Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes,” (“FASB 109”) the liability method is used in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The provisions of  FASB 109 also require the recognition of future tax benefits such as net operating loss carry-forwards, to the extent that the realization of such benefits is more likely than not. To the extent that it is more likely than not those benefits will not be received, the Company records a valuation allowance against the related deferred tax asset.

Uncertainty in Income Taxes

In July 2006, the FASB issued interpretation No. 48 (FIN No. 48), “Accounting for Uncertainty in Income Taxes.”  This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  Management has adopted FIN 48 for 2007, and they evaluate their tax positions on an annual basis and have determined that as of June 30, 2009 no additional accrual for income taxes is necessary.

Fixed Assets

Fixed assets are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets; equipment - 5 years, and furniture and fixtures - 5 years.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Long-lived assets, primarily fixed assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable.  The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators.  Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.  For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and estimated fair value.

(Loss) Per Share of Common Stock

Basic net (loss) per common share is computed using the weighted average number of common shares outstanding.  Diluted earnings per share ("EPS") include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants.  Common stock equivalents were not included in the computation of diluted earnings per share on the consolidated statement of operations due to the fact that the Company reported a net loss and to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

       June 30,

     June 30,

2009

2008

Net loss

$   (1,761,063)

$   (4,164,098)

Weighted-average common shares

Outstanding (Basic)

2,800,537

1,898,661

Weighted-average common stock

Equivalents

Stock options

-

-

Warrants

  -

  -

Weighted-average commons shares

Outstanding (Diluted)

2,800,537

1,898,661

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123R”).  SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements.  Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans.  The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next interim period after December 15, 2005.

On January 1, 2006, the Company adopted the provisions of FAS No. 123R “Share-Based Payment” (“FAS 123R”) which requires recognition of stock-based compensation expense for all share-based payments based on fair value.  Prior to January 1, 2006, the Company measured compensation expense for all of its share-based compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations.  The Company has provided pro forma disclosure amounts in accordance with FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123” (“FAS 148”), as if the fair value method defined by FAS No. 123, “Accounting for Stock Based Compensation” (“FAS 123”) had been applied to its stock-based compensation.

The Company has elected to use the modified-prospective approach method.  Under that transition method, the calculated expense in 2006 is equivalent to compensation expense for all awards granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair values estimated in accordance with the original provisions of FAS 123.  Stock-based compensation expense for all awards granted after January 1, 2006 is based on the grant-date fair values estimated in accordance with the provisions of FAS 123R.  The Company recognizes these compensation costs, net of an estimated forfeiture rate, on a pro rata basis over the requisite service period of each vesting tranche of each award.  The Company considers voluntary termination behavior as well as trends of actual option forfeitures when estimating the forfeiture rate.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".  The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received.  The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete.  The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information

The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information”.  This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions.  The Company operates in two distinct reporting segments, one for the sperm bank division and one for their stem-cell and skin care divisions as of June 30, 2009 and for the six months ended June 30, 2009 and 2008.

Inventory

Inventory is valued at the lower of cost (on a first-in, first-out (FIFO) basis) or market. Inventory of $190,440 as of June 30, 2009 consists of finished goods.

Beneficial Conversion Features

EITF 00-27 applies to convertible securities with beneficial conversion features that must be settled in stock and to those that give the issuer a choice in settling the obligation in either stock or cash.  EITF 00-27 requires that the beneficial conversion feature should be valued at the commitment date as the difference between the conversion price and the fair market value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible.  EITF 00-27 further limits this amount to the proceeds allocated to the convertible instrument.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.”  This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements.  This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Early adoption is encouraged.  The adoption of SFAS 157 did not have a material impact on the consolidated financial statements.

In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“FAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates.  A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  This statement is expected to expand the use of fair value measurement.  FAS 159  is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160).  SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a non-controlling interest, calculation and disclosure of the consolidated net income attributable to the parent and the non-controlling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained non-controlling equity investment.

SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  The adoption of SFAS 160 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, Business Combinations (“SFAS 141R”), which replaces FASB SFAS 141, Business Combinations.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.  SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.

Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  The adoption of SFAS No. 141R did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110, “Use of a Simplified Method in Developing Expected Term of Share Options” (“SAB 110”).  SAB 110 expresses the current view of the staff that it will accept a company’s election to use the simplified method discussed in Staff Accounting Bulletin No. 107, “Share Based Payment” (“SAB 107”), for estimating the expected term of “plain vanilla” share options regardless of whether the company has sufficient information to make more refined estimates. SAB 110 became effective for the Company on January 1, 2008.  The adoption of SAB 110 did not have a material impact on the Company’s financial position.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS 161 will have an impact on their results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). SFAS 162 makes the hierarchy of generally accepted accounting principles explicitly and directly applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements. The effective date for SFAS 162 is 60 days following the U.S. Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has resided for some time. The adoption of SFAS 162 will not have an impact on the Company’s results of operations or financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of SFAS No. 60” (SFAS 163). SFAS 163 prescribes accounting for insures of financial obligations, bringing consistency to recognizing and recording premiums and to loss recognition. SFAS 163 also requires expanded disclosures about financial guarantee insurance contracts. Except for some disclosures, SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of SFAS 163 will not have an impact on the Company’s results of operations or financial position.

In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The Company was required to adopt FSP 142-3 on October 1, 2008. The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe FSP 142-3 will materially impact their financial position, results of operations or cash flows.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In May 2008, the FASB issued FSP Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. The Company does not believe that the adoption of FSP APB 14-1 will have a material effect on its financial position, results of operations or cash flows.

In June 2008, the Emerging Issues Task Force issued EITF No. 07-05, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”), which supersedes the definition in EITF 06-01 for periods beginning after December 15, 2008. The objective of EITF 07-05 is to provide guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock and it applies to any freestanding financial instrument or embedded feature that has all the characteristics of a derivative in FSAB 133, for purposes of determining whether that instrument or embedded feature qualifies for the first part of the scope exception in paragraph 11(a) of SFAS 133 (“the Paragraph 11(a) Exception”). EITF 07-05 also applies to any freestanding financial instrument that is potentially settled in an entity’s own stock, regardless of whether the instrument is within the scope of EITF 00-19. The Company is determining what impact, if any, EITF 07-05 will have on its financial position, results of operations and cash flows.

In June 2008, the Emerging Issues Task Force issued EITF 08-04, “Transition Guidance for Conforming Changes to EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” (“EITF 08-04”). EITF 08-04 is effective for years ending after December 15, 2008. The overall objective of EITF 08-04 is to conform the requirements of EITF 00-27 and FASB 150 with EITF 98-5 to provide for consistency in application of the standard. The Company has computed and recorded a beneficial conversion feature in connection with certain of their prior financing arrangements and does not believe that EITF 08-04 will have a material effect on that accounting.

In May 2009, the FASB published SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165 requires the Company to disclose the date through which subsequent events have been evaluated and whether that date is the date the financial statements were issued or the date the financial statements were available to be issued. SFAS 165 is effective for financial periods ending after June 15, 2009. Management has adopted SFAS 165 for their interim report for June 30, 2009 and has evaluated subsequent events through July 22, 2009, the date the financial statements were issued.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 3 -

FIXED ASSETS

Fixed assets as of June 30, 2009 (unaudited) and December 31, 2008 were as follows:

Estimated

     (unaudited)

Useful Lives

      June 30,

December 31

(Years)

2009

2008

Computer Equipment

5

$13,281

$13,281

Machinery and Equipment

5-7

5,868

5,868

Leasehold Improvement

15

20,980

20,980

Furniture and fixtures

7

  28,350

  28,350

68,479

68,479

Less: accumulated depreciation

 (22,827)

 (18,253)

Fixed assets, net

$  45,652

$  50,226

There was $4,574 and $3,840 charged to operations for depreciation expense for the six months ended June 30, 2009 and 2008, respectively.

NOTE 4 -

INTANGIBLE ASSETS

Intangible assets as of June 30, 2009 (unaudited) and December 31, 2008 were as follows:

Estimated

      (unaudited)

Useful Lives

      June 30,

December 31

(Years)

2009

2008

Patents and Trademarks

10

$47,566

$47,566

Less: accumulated amortization

 (9,348)

 (6,970)

Intangible assets, net

$  38,218

$  40,596

There was $2,378 and $2,378 charged to operations for amortization expense for the six months ended June 30, 2009 and 2008, respectively.

NOTE 5 -

PROMISSORY NOTES

The Company has outstanding $392,675 in promissory notes payable as of June 30, 2009 and December 31, 2008, respectively.  The Company had issued 16,500 warrants with these notes that have since been converted to shares of common stock and none remain outstanding as of June 30, 2009 and December 31, 2008. The amendment to these notes has not constituted a material modification under EITF 96-19 and thus no extinguishment of debt has been recorded.

The Company entered into these promissory notes between April and July 2007 with six individuals/companies. On September 30, 2008, the Company renegotiated these notes. In the process of this, the Company added $57,675 in interest that was unpaid during 2008. The Company also issued shares to the noteholders to cure a default under the note and extended the due date to January 30, 2009. The Company is currently as of June 30, 2009 in default of these agreements. The notes accrued interest at annual interest rates of 10% and were to mature from October 2007 to January 2008.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 6 -

RELATED PARTY LOANS

The Company has unsecured loans and advances with officers of $333,715 and $112,123 as of June 30, 2009 and December 31, 2008, respectively. The loans and advances are typically repaid through conversions to shares of common stock. The advances are short-term and typically repaid within 6 months. The officers have not accrued interest on these amounts as the amounts are not considered to be material and the repayment of the advances are made on a recurring basis. These loans were made to fund the Company with working capital during the development stage and through the process of securing contracts.  All loans and advances are due on demand and are included in current liabilities.

In addition, the Company has other related party payables outstanding that consist of accrued compensation to the President of the Company totaling $687,500 and $525,000 as of June 30, 2009 and December 31, 2008, respectively. These amounts have been included in current liabilities on the consolidated balance sheets.

NOTE 7 -

LICENSING AGREEMENT

The John Hopkins University

On November 14, 2005, the Company entered into an intellectual property licensing agreement with The John Hopkins University (“JHU”). The license agreement relates to certain patents pending and contains royalty payment arrangements as well as funding guarantees.

Due to certain internal JHU intellectual property timeline issues regarding technology development with the Company, JHU discontinued the Company’s research plan and terminated the agreement.

During 2005 and 2006, $296,250 was recognized as license fees and remained outstanding as of December 31, 2007. During 2008, the Company and JHU negotiated a settlement agreement which was executed on September 24, 2008. The settlement agreement stipulated that should a $10,000 payment be made, the total amount due would be reduced to $190,000. The Company made the payment and the Company recognized $96,250 in forgiveness of the JHU payable.

As of June 30, 2009 and December 31, 2008, the Company has $190,000 and $190,000 outstanding, respectively to JHU under the terms of the agreement.

NOTE 8 -

COMMITMENTS

Lease Agreement

The Company has entered into an oral lease agreement for its research and development, manufacturing, warehousing and administrative offices on a month to month basis. The Company estimates that the monthly obligation is $5,000 per month.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 8 -

COMMITMENTS  (CONTINUED)

Employment Agreements

The Company has entered into an employment agreement with their President and CEO. The agreement obligates the Company to pay this officer base compensation of $325,000 per year which includes a $75,000 bonus. The Company and the officer can terminate this agreement, and can adjust compensation at anytime during the length of the contract.  In addition, the officer is to receive 50,000 shares of common stock for each patent filed in which he is named as inventor or investigator. The Company has issued all shares under this agreement through June 30, 2009. On July 1, 2009, the Company and its President and CEO, modified the employment agreement to include: a) the Company’s recognition of the assignment by the President and CEO at no additional consideration by the Company of the technologies, including the patent applications to the Company’s subsidiary, National Stem Cell, Inc.; b) for the transfer of the 2 Proteoderm patents and future patent applications related to inventions and discoveries related to stem cell derived cosmetics and cosmeceuticals, 50,000 Series C Preferred Shares with a par value of $0.001 (see Note 9) and the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust; and c) an increase in the vehicle allowance to $1,000 per month.

Consulting Agreements

The Company has entered into consulting agreements with consultants to assist in developing the Company’s business. The agreements range in term from one-year to two-years. The agreements call for the issuance of common stock as the Company does not have sufficient cash flow to compensate their consultants with cash.

License Agreement

In January 2009, the Company entered into a three-year license agreement with two Chinese Companies for the exclusive license of the Proteoderm products in China, Hong Kong and Taiwan (the “territory”). The agreement includes pricing, delivery and minimum purchase requirements for the Chinese Companies of these products. Through June 30, 2009, no products have been purchased.

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

In April 2009, the Company had determined that it had not obtained the proper authorization required to issue any classes of its preferred stock.  As a result, it was determined that the issuance of the Company’s Class A and Class B Preferred Stock were never legally executed, as such, do not exist.  Therefore, as of January, 2005, the Company established an unsettled obligation to the holders of any aforementioned Class A and Class B Preferred Stock.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Preferred Stock (Continued)

As of June 30, 2009 and December 31, 2008, the Company has 10,000,000 shares of preferred stock authorized with a par value of $.001. The Company increased the authorized shares from 4,000,000 to 10,000,000 on July 21, 2008. The preferred stock may be issued from time to time, in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof. In August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the consolidated financial statements are shown post-split in accordance with SAB Topic 14C.

In May 2009, the Company formally designated three series of preferred stock; the Series A1 Convertible Preferred Stock consists of 200,000 shares, convertible into common stock, each share for 10 shares of common stock; the Series B Preferred Stock which consists of 6 shares; and the Series C Preferred Stock which consists of 50,000 shares.

Each share of Series A Preferred Stock is convertible into 10 shares of common stock. The Company, prior to realizing that the preferred stock had not been properly authorized, assumed  that it had issued 200,000 shares of Series A Preferred Stock, 200,000 in 2005 to their President. The 200,000 shares were thought to have been issued for a value of a $2,000 (par) as founders’ shares. As a result, the Company performed an informal valuation and determined there was no increase in the value of the preferred stock and as of June 30, 2009 and December 31, 2008, there remains a $2,000 obligation to issue preferred shares on the consolidated balance sheets, respectively.  These shares were issued in May 2009.

The Company also had assumed that it had properly issued 6 shares of Series B Preferred Stock. Each share of the Series B Preferred Stock enables the holder to nominate and appoint one member to the board of directors. The Company’s President was to be the holder of the six shares of Series B Preferred Stock, and upon proper authorization, the Company formally issued these shares to the President in May 2009. The Series B Preferred Shares value is par.

On July 1, 2009, Michael Cohen and Jacob Cohen entered into a technology license greement with Company relating to stem cell based cosmetic and cosmeceutical technologies they developed. The license agreement provides that they receive a) 50,000 Shares of the Company’s Series C Preferred Stock, par value $.001 per share and (b) the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust. The 50,000 shares of the Series C Preferred Stock were issued in July 2009.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Common Stock

As of June 30, 2009 and December 31, 2008, the Company has 240,000,000 shares of common stock authorized with a par value of $.001. On July 21, 2008, the Company amended its certificate of incorporation to increase the authorized shares from 50,000,000 to 240,000,000.

The Company has 3,173,274 and 2,360,874 shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively.

The Company has had its common stock reverse split twice since 2006. In May 2006, the Company reverse split its shares 1:37 and then again in August 2008, the Company’s board of directors approved a 1:10 reverse split. All shares reflected in the consolidated financial statements are shown post-split in accordance with SAB Topic 14C.

During 2007, the Company issued 124,987 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed. These services were valued at $685,676. In addition, the Company recorded a capital contribution of $30,000 from a third party with no shares of common stock being issued. The Company recorded this directly to additional paid in capital.

During 2008, the Company issued 224,106 shares of common stock for various services, marketing and interest valued at fair value at the time the services were performed or interest accrued. These services were valued at $1,320,414. In addition, the Company issued 582,200 shares of common stock in conversion of loans from the Company’s President and accrued compensation to the Company’s President in the amount of $1,318,617.

In the six months ended June 30, 2009, the Company issued 812,400 shares of common stock for various services valued at fair value at the time the services were performed. These services were valued at $2,426,610.

Warrants

The Company had granted 16,500 warrants to holders of certain of the promissory notes. The warrants were issued in 2007 and were to expire five years later. The exercise price of the warrants were $20.00 per share. The warrants were valued in accordance with APB 14 at a value of $108,854 utilizing the Black-Scholes method. The warrants were converted into shares of common stock for issuance in 2008. These shares have not been issued as of June 30, 2009.  At June 30, 2009 and December 31, 2008, there are no warrants outstanding.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 9 -

STOCKHOLDERS’ EQUITY (DEFICIT) (CONTINUED)

Warrants (Continued)

The following is a breakdown of the warrants granted:

Exercise

Date

Warrants

Price

Issued

Term

16,500

$20.00

09/28/2007

5 Years

The value of the warrants has been determined using the Black-Scholes pricing model using the following assumptions:

Expected term (in years)	5 years
Expected stock volatility	100%
Expected stock dividend yield	0%
Risk-free interest rate	3%
Fair value per warrant	$6.60
Number of warrants	16,500
Value of warrants	$108,854
Relative value of warrants	$82,158

The warrant agreements contained no clauses regarding adjustments to exercise price, net settlement provisions, registration rights or liquidated damages clauses.  The entire $82,158 was reflected as a discount on the notes and was amortized completely in 2007 and included as interest expense.

Options

The Company had granted 20,000 options to a consultant in May 2009. Of the 20,000 options, 10,000 were exercisable immediately with the remaining 10,000 exercisable upon completion of the consultant’s engagement. The options are to expire in five years. The exercise price of the options are $2.50 per share. The options were valued utilizing the Black-Scholes method and have a put option value of $1.5395, calculated based on an expected term of 5 years, expected stock volatility of 100%, expected stock dividend yield of 0%, and risk-free interest rate of 3%. The value of the 10,000 options that are expensed in May 2009 is $15,395.

NOTE 10 -

PROVISION FOR INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities.  Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 10 -

PROVISION FOR INCOME TAXES (CONTINUED)

At June 30, 2009, deferred tax assets consist of the following:

Net operating losses

$ 4,692,353

Valuation allowance

(4,692,353)

$

-

At June 30, 2009, the Company had a net operating loss carry-forwards in the amount of $13,801,039 available to offset future taxable income through 2029.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.  A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and federal statutory rate for the periods ended June 30, 2009 and 2008 is summarized as follows:

2009

2008

Federal statutory rate

(34.0%)

(34.0%)

State income taxes, net of federal benefits

3.3

3.3

Valuation allowance

30.7

30.7

0

%

0

%

NOTE 11 -

FAIR VALUE MEASUREMENTS

On January 1, 2008, the Company adopted SFAS 157. SFAS 157 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. SFAS 157’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. SFAS 157 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2009:

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 11 -

FAIR VALUE MEASUREMENTS (CONTINUED)

	Level 1	Level 2	Level 3	Total

Cash	21,908	-	-	21,908

Total assets	21,908	-	-	21,908

Notes payable	392,675	-	-	392,675

Total liabilities	392,675	-	-	392,675

NOTE 12 -

SEGMENT INFORMATION

The Company operates and the chief decision maker for the Company segregates the operations into two separate distinct reporting segments. These segments are the sperm bank division and the stem-cell division which includes the minimal operating expenses of the skin care products.

Operating segment data for the six months ended June 30, 2009 are as follows:

	Stem-Cell	Sperm Bank	Total
Sales	$ -	$55,125	$55,125
Cost of sales	-	3,552	3,552
Gross profit	-	51,573	51,573
Operating expenses	1,742,358	46,576	1,788,934
Depreciation and amortization	6,952	-	6,952
Other income (expense)	(16,750)	-	(16,750)
Net income (loss)	(1,766,060)	4,997	(1,761,063)
Segment assets	105,073	371,236	476,939
Fixed Assets, net of depreciation	45,652	-	45,652

Operating segment data for the six months ended June 30, 2008 are as follows:

	Stem-Cell	Sperm Bank	Total
Sales	$ -	$71,119	$71,119
Cost of sales	-	3,659	3,659
Gross profit (loss)	-	67,460	67,460
Operating expenses	4,193,523	15,067	4,208,590
Depreciation and amortization	6,218	-	6,218
Other income (expense)	(16,750)	-	(16,750)
Net income (loss)	(4,216,491)	52,393	(4,164,098)
Segment assets	98,510	381,558	480,068
Fixed Assets, net of depreciation	55,535	-	55,535

PROTEONOMIX, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JUNE 30, 2009 AND 2008 (UNAUDITED)

NOTE 13 -

SUBSEQUENT EVENTS

On July 1, 2009, the Company and its President and CEO, modified the employment agreement to include: a) the Company’s recognition of the assignment by the President and CEO at no additional consideration by the Company of the technologies, including the patent applications to the Company’s subsidiary, National Stem Cell, Inc.; b) for the transfer of the 2 Proteoderm patents and future patent applications related to inventions and discoveries related to stem cell derived cosmetics and cosmeceuticals, 50,000 Series C Preferred Shares with a par value of $0.001 (see Note 9) and the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust; and c) an increase in the vehicle allowance to $1,000 per month.

On July 1, 2009, Michael Cohen and Jacob Cohen entered into a technology license agreement with Company relating to stem cell based cosmetic and cosmeceutical technologies they developed. The license agreement provides that they receive a) 50,000 Shares of the Company’s Series C Preferred Stock, par value $.001 per share and (b) the right to receive 20% of the outstanding shares of the Company’s subsidiary, Proteoderm, Inc. in the event it shall become a public company. The right set forth above shall be non-transferable except to the JSM Family Trust. The 50,000 shares of the Series C Preferred Stock were issued in July 2009.

(b)

The exhibits required by Item 601 of Regulation S-K are listed below.

Exhibit List

2.01

Agreement and Plan of Merger by and among Azurel, Ltd., Azurel Acquisition, Inc., National Stem Cell, Inc. and Certain Stockholders of Azurel Ltd.

3.01

Certificate of Incorporation of Azurel Ltd. Filed 06/26/1995

3.02

Certificate of Amendment of Azurel Ltd. Filed 09/15/1995

3.03

Certificate of Amendment of Azurel Ltd. Filed 5/08/1997

3.04

Certificate of Amendment of Azurel Ltd. Filed 011/04/2002

3.05

Certificate for Renewal and Revival of Charter Filed 09/14/2006

3.06

Certificate of Amendment of Azurel Ltd. Filed 09/14/2006

3.07

Certificate of Amendment of National Stem Cell Holding, Inc. Filed 07/23/2006

3.08

Certificate of Amendment of Proteonomix, Inc. Filed 07/25/2008

3.09

Certificate of Designation, Preferences and Rights of Preferred Stock of Proteonomix, Inc. Filed 05/13/2009

3.10

Bylaws of Proteonomix, Inc.

10.1

Consulting Agreement with Brian Kingsfield

10.2

Consulting Agreement with Ashoke Agarwal, M.D.

10.3

Cosmetic sales agreement with China Biopharma and Sinoquest Financial

10.4

Consulting Agreement with Kenneth Steiner, M.D.

10.5

Consulting Agreement with Ice Cold Stocks

10.6

Financial Consulting Agreement with National Financial Communications

10.7

Retainer with Joel Pensley

10.8

Consulting Agreement with Nancyco of NY, Inc.

10.9

Consulting Agreement with Joe & Sam of NY, Inc.

10.10

Assignment of Cosmetic Technologies by Michael Cohen and Jacob Cohen

10.11

Michael Cohen restated employment contract

10.12

Michael Cohen amendment to restated employment contract

1013

Retainer with Antonio Moura

10.14

Consulting Agreement between John Murray and National Stem Cell, Inc.

10.15

Consulting Agreement with Barbara Nabrit-Stephens, M.D.

10.16

Consulting Agreement with Smeena Khan, M.D.

10.17

Consulting Agreement with Terry Dubrow, M.D.

10.18

Consulting Agreement with Gungdong Pahng

10.19

Settlement Agreement between Johns Hopkins University and National Stem Cell, Inc.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)

Date:   August 3, 2009

By: _/s/ Michael Cohen__

        Michael Cohen

        President

20